EXECUTION

MORTGAGEIT, INC.

Company

and

GMAC MORTGAGE CORPORATION

Subservicer

SUBSERVICING AGREEMENT

Dated as of February 1, 2006

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

Section 1.01	Defined Terms.	1

ARTICLE II SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS		11

Section 2.01	Servicing of Mortgage Loans.	11
Section 2.02	Maintenance of Servicing Files.	11
Section 2.03	Books and Records.	11
Section 2.04	Transfer of Mortgage Loans.	12
Section 2.05	Delivery of Mortgage Loan Documents.	12

ARTICLE III REPRESENTATIONS AND WARRANTIES		13

Section 3.01	Representations of the Subservicer.	13
Section 3.02	Representations of the Company.	14
Section 3.03	Representations, Warranties and Covenants of Company Regarding Individual Mortgage Loans. As to each Mortgage Loan, the Company hereby represents, warrants and covenants to the Subervicer that as of the applicable Effective Date:	15

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS		17

Section 4.01	Subservicer to Act as Subservicer.	17
Section 4.02	Collection of Mortgage Loan Payments.	19
Section 4.03	Realization Upon Defaulted Mortgage Loans.	19
Section 4.04	Establishment of Protected Accounts; Deposits in Protected Accounts.	20
Section 4.05	Permitted Withdrawals From the Protected Account.	21
Section 4.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts.	22
Section 4.07	Permitted Withdrawals From Escrow Account.	23
Section 4.08	Payment of Taxes, Insurance and Other Charges, Maintenance of Primary Mortgage Insurance Policies, Collections Thereunder.	24
Section 4.09	Transfer of Accounts.	25
Section 4.10	Maintenance of Hazard Insurance.	25
Section 4.11	Blanket Hazard Insurance.	26
Section 4.12	Fidelity Bond, Errors and Omissions Insurance.	26
Section 4.13	Title, Management and Disposition of REO Property.	27
Section 4.14	Notification of Adjustments.	28
Section 4.15	Compliance with Applicable Laws.	28
Section 4.16	Waiver of Prepayment Charges.	28

i

EXHIBITS

Exhibit A	Mortgage Loan Schedule

Exhibit B	Protected Account Letter Agreement

Exhibit C	Escrow Account Letter Agreement

Exhibit D	Format for Monthly Loan Remittance Data

Exhibit E	Default Reporting Format

Exhibit F	Format for Reporting Realized Losses or Gains

Exhibit G	Eligibility Criteria

Exhibit H	Subservicer’s Transfer Instructions

Exhibit I	Form of Request for Release

Exhibit J	Form of Certification Regarding Servicing Criteria to be Addressed in Report on Assessment of Compliance

Exhibit K	Transaction Parties

Exhibit L	Form of Annual Certification

THIS IS A SUBSERVICING AGREEMENT, dated as of February 1, 2006 (the “Agreement”), and is executed between MortgageIT, Inc. (the “Company”) and GMAC Mortgage Corporation (the “Subservicer”).

W I T N E S S E T H :

WHEREAS, the Company and the Subservicer desire that, from and after the related Effective Date, the Mortgage Loans which are subject to this agreement will be subserviced by the Subservicer on behalf of the Company in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Subservicer agree as follows:

ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan or REO Property those mortgage servicing practices of mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, exercising the same care in performing those practices that the Subservicer customarily employs and exercises in servicing and administering mortgage loans for its own account (including, compliance with all applicable federal, state and local laws).

Adjustment Date: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agreement: This Subservicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Applicable Requirements: As of the time of reference, with respect to the Mortgage Loans, REO Property and the servicing of the Mortgage Loans, all of the following: (i) all contractual obligations of Company, any Originator or Prior Servicer, or the Mortgage Loan Documents, for which Company or, by virtue of this Agreement, Subservicer is responsible for or at any time was or hereafter will be responsible; (ii) all applicable federal, state and local legal and regulatory requirements (including, without limitation, statutes, rules, regulations and ordinances and including the Privacy Requirements) binding upon Company, Subservicer, any Originator or Prior Servicer; (iii) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality and other governmental body or officer having jurisdiction; (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions; and (v) Accepted Servicing Practices.

ARM Loan: A first lien, conventional, 1-4 family residential Mortgage Loan with an interest rate which adjusts from time to time in accordance with the related Index and is subject to a Periodic Rate Cap and a Lifetime Rate Cap and which may permit conversion to a fixed interest rate.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the States of Maryland, Minnesota, New York, the Commonwealth of Pennsylvania or the jurisdiction in which the Subservicer conducts its servicing activities, or (iii) a day on which banking and savings and loan institutions in the States of Maryland, Minnesota, New York, the Commonwealth of Pennsylvania or the jurisdiction in which the Subservicer conducts its servicing activities are authorized or obligated by law or executive order to be closed.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Company: MortgageIT, Inc., its successors in interest and assigns.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodian: Deutsche Bank National Trust Company, or such other Custodian as the Company shall designate.

Depositor: Any Person designated as depositor in connection with any Pass-Through Transfer.

Determination Date: The 15th day of any month, or if such 15th day is not a Business Day, the first Business Day immediately preceding such 15th day.

Due Date: With respect to any Mortgage Loan, each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

Effective Date: With respect to the Mortgage Loans initially subject hereto, February 1, 2006. With respect to additional Mortgage Loans to be subject hereto from time to time, the date set forth in the related Transmission (which shall be the closing date of any Pass-Through Transfer to which the related Mortgage Loans are subject).

Eligibility Criteria: The eligibility criteria for residential mortgage loans to be delivered by Company after the initial Effective Date to be serviced by Subservicer under this Agreement, as specified in Exhibit G, as the same may be amended from time to time with the mutual consent of both parties. All Mortgage Loans subserviced by the Subservicer for the Company under this Agreement shall be subject to a securitization transaction for which transaction the Subservicer is the sole servicer of all Mortgage Loans.

Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled “GMAC Mortgage Corporation Escrow Account in trust for Deutsche Bank National Trust Company, as trustee of MortgageIT Trust 2006-1” and shall be established at a Qualified Depository.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

Fannie Mae: Fannie Mae, or any successor thereto.

Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fidelity Bond: A fidelity bond to be maintained by the Subservicer pursuant to Section 4.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

Full Principal Prepayment: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

GAAP: Generally accepted accounting principles and procedures, consistently applied.

High Cost Loan: A residential mortgage loan that is subject to the anti-predatory prohibitions of state or local laws and regulations by virtue of the loan’s high interest rate or total points and fees.

HOEPA: The Home Ownership and Equity Protection Act.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to each ARM Loan, the index, as specified in the related Mortgage Note, used to determine the Mortgage Interest Rate on each Adjustment Date on such ARM Loan.

Index Rate: With respect to each ARM Loan, on each Adjustment Date, the rate per annum equal to the Index, calculated as provided in the related Mortgage Note.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lifetime Rate Cap: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, short sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

Margin: With respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

Master Servicer: Wells Fargo Bank, N.A., its successors in interest and assigns, or such other Person thereto designated by the Company.

Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Subservicer pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on real property securing the Mortgage Note.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index Rate for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

Mortgage Loan: An individual Mortgage Loan described herein and as further identified on the Mortgage Loan Schedule, as amended from time to time, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related Mortgage and the originals of any required addenda and riders, the original related assignment and any original intervening related assignments, the original related title insurance policy, related PMI policy, if any, and the related appraisal report held by the Company or by a Custodian on the Company’s behalf.
Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Company, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee expressed as a rate per annum.

Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit A, as supplemented from time to time in accordance with the provisions hereof.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The underlying real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Nonrecoverable Advance: Any Monthly Advance previously made or proposed to be made by the Subservicer pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Subservicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Subservicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. The determination by the Subservicer that is has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Subservicer delivered to the Company and detailing the reasons for such determination.

Officers’ Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President or an Assistant Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Subservicer, and delivered to the Company as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the other party.

Originator: Shall mean, with respect to any Mortgage Loan, the entity or entities that (a) took the relevant Mortgagor’s loan application; (b) processed the relevant Mortgagor’s loan application: and/or (c) closed and/or funded such Mortgage Loan.

Partial Principal Prepayment: A Principal Prepayment by a Mortgagor in part but not in full of the outstanding principal balance of a Mortgage Loan.

Participating Entity: Any Person “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Pass-Through Transfer: The sale or transfer of same or all of the Mortgage Loans by the Company to a trust to be formed as part of a publicly issued or privately placed, rated or unrated mortgage-backed securities transaction.

Periodic Rate Cap: With respect to each ARM Loan, the maximum number of percentage points by which the Mortgage Interest Rate may increase or decrease on any Adjustment Date.

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in the highest rating categories by each Rating Agency at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

(vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par; and provided further that any such instrument or security must be payable on demand or on a specified date not later than the Remittance Date on which amounts held therein are required to be distributed.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Due Period in accordance with the terms thereof.

Prepayment Interest Shortfall: On any Remittance Date, the sum of the differences between (a) the scheduled interest portion of the Monthly Payment of such Mortgage Loan, adjusted to the applicable Mortgage Loan Remittance Rate and (b) interest actually received in a Due Period as a result of a Full Principal Prepayment or Partial Principal Prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment is received.

Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Subservicer pursuant to Section 4.08.

Prime Rate: The prime rate of U.S. money center banks as published from time to time in The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Prior Servicer: All servicers and subservicers, collectively and individually, other than Company, which, at any time prior to the applicable Effective Date, pooled, sold, serviced or subserviced any of the Mortgage Loans.

Privacy Requirements: Means the obligations imposed by (i) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq.; (ii) the applicable federal regulations implementing such act and codified at 12 CFR Parts 40, 216, 332, 573, and/or 16 CFR Part 313; (iii) Interagency Guidelines Establishing Standards For Safeguarding Borrower Information published in final form on February 1, 2001 (such final guidelines and/or rules the “Interagency Guidelines”) to establish and maintain an information Security Program; and (iv) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Customer Information, including the federal Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and similar state laws.

Protected Account: The separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled “GMAC Mortgage Corporation Protected Account in trust for Deutsche Bank National Trust Company, as trustee of MortgageIT Trust 2006-1” and shall be established at a Qualified Depository.

Qualified Appraiser: An appraiser, duly appointed by the Subservicer, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Depository: (a) a depository, the accounts of which are insured by the FDIC and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by either of Moody’s Investors Service, Inc. or Fitch, Inc., (b) a depository, the short-term debt obligations, or other short-term deposits of which are rated at least ‘A-2’ and the long-term unsecured debt obligations of which are rated at least ‘AA-’ by Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc., or (c) GMAC Bank.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agency: Standard & Poor’s Ratings Service, a division of The McGraw Hill Companies Inc. or Moody’s Investors Service, Inc.

Reconstitution Date: With respect to any Mortgage Loan, the effective date of a Pass-Through Transfer.

Reg AB Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Subservicer. A Subcontractor shall not include a lockbox provider or a tax or insurance tracking service.

Reg AB Subservicer: Any Person that services Mortgage Loans on behalf of the Subservicer and is responsible for the performance (whether directly or through Reg AB Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Subservicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: The provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition: The final sale by the Subservicer of any REO Property.

REO Disposition Proceeds: Amounts received by the Subservicer in connection with a related REO Disposition.

REO Property: A Mortgaged Property acquired by the Subservicer on behalf of the Company as described in Section 4.13.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Subservicer of its servicing obligations relating to each Mortgage Loan and REO Property, including the cost of (a) the preservation, restoration and protection of the Mortgaged Property, including, without limitation, valuation and inspection-related fees, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Subservicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Company shall pay to the Subservicer, which shall  for a period of one full month, be equal  to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the scheduled principal balance of such Mortgage Loan as of the first day of the related Due Period.

Servicing Fee Rate: 0.03% per annum.

Servicing File: The documents, records and other items pertaining to a particular Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Subservicer’s possession.

Servicing Officer: Any officer of the Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Subservicer to the Company upon request, as such list may from time to time be amended.

Subservicer: GMAC Mortgage Corporation, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

Transmission: A notice, dated as of the related Effective Date, given by the Company to the Subservicer, from time to time, pursuant to which additional Mortgage Loans, as described on the schedule attached thereto (which schedule shall become part of the Mortgage Loan Schedule as of the related Effective Date), are made subject to the terms of this Agreement.

Trustee: The Person appointed as trustee in connection with any Pass-Through Transfer.

ARTICLE II
SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS
AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01     Servicing of Mortgage Loans.

The Subservicer hereby agrees to service the Mortgage Loans, from and after the related Effective Date, pursuant to the terms of this Agreement. The Mortgage Loans initially subject to this Agreement are described in the Mortgage Loan Schedule attached hereto on the initial Effective Date. Additional Mortgage Loans may be subject hereto pursuant to a Transmission to the Subservicer by the Company, setting forth the Effective Date with respect thereto; provided that any such additional Mortgage Loans the Company desires to make subject to this Agreement meet the Eligibility Criteria then in effect.

Section 2.02    Maintenance of Servicing Files.

The Subservicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Subservicer is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Subservicer is in a custodial capacity only. The Subservicer acknowledges that the ownership of each Mortgage Loan is vested in the Company. All rights arising out of the Mortgage Loans including all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Subservicer shall be received and held by the Subservicer for the sole purpose of servicing the Mortgage Loans and such retention and possession by the Subservicer is in a custodial capacity only in trust for the exclusive benefit of the Company as the Company of the related Mortgage Loans. Any portion of the related Servicing Files retained by the Subservicer shall be appropriately identified in the Subservicer’s computer system to reflect clearly the ownership of the related Mortgage Loans by the Company. The Subservicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Company, except when such release is required as incidental to the Subservicer’s servicing of the Mortgage Loans, such written instructions shall not be required.

Section 2.03     Books and Records.

The Subservicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Subservicer’s computer system to clearly reflect the ownership of the Mortgage Loan by the Company. In particular, the Subservicer shall maintain in its possession, available for inspection by the Company or its designee, upon reasonable notice or reasonable request, and consistent with Accepted Servicing Practices, reasonable evidence of compliance with all federal, state and local laws, rules and regulations, as applicable, including documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Subservicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including optical imagery techniques so long as the Subservicer complies in all material respects with the requirements of the Fannie Mae Guide.

Section 2.04     Transfer of Mortgage Loans.

No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Subservicer shall be under no obligation to deal with any Person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Subservicer in accordance with this Section 2.04 and the requirements for such transfer set forth in Sections 10.02 and 11.10 have been satisfied, as the case may be. Upon receipt of notice of the permitted transfer, the Subservicer shall mark its books and records to reflect such assignee’s ownership of the related Mortgage Loans, and the previous owner shall be deemed released from its obligations hereunder with respect to such Mortgage Loans from and after the date of such sale or transfer without the necessity of any action on the part of the Subservicer (except that Articles III and VIII and Sections 11.03 and 11.04 shall survive such transfer).

Section 2.05     Delivery of Mortgage Loan Documents.

The Subservicer shall forward to the Custodian on behalf of the Company original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 promptly after their execution; provided, however, that the Subservicer shall provide the Custodian on behalf of the Company with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly after receipt thereof, but in no event later than 240 days after its execution, provided, however, that if delivery is not completed within 240 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Subservicer shall continue to use its reasonable best efforts to obtain such documents and effect delivery as soon as possible after its receipt thereof.

From time to time the Subservicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Subservicer shall require any of the Mortgage Loan Documents, the Subservicer shall notify the Custodian in writing of such request in the form of request for release attached hereto as Exhibit I. During the time that any such documentation is held by the Subservicer, such possession is in trust for the benefit of the Company, and the Subservicer shall return such documentation to the Custodian upon the request of the Company or when the Subservicer’s need therefore no longer exists.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01     Representations of the Subservicer.

The Subservicer hereby represents, warrants and covenants to the Company that, as of the Effective Date:

(a) The Subservicer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Subservicer, and in any event the Subservicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Subservicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Subservicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Subservicer (assuming due execution and delivery by Company), subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and all requisite corporate action has been taken by the Subservicer to make this Agreement valid and binding upon the Subservicer in accordance with its terms;

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer, who is in the business of servicing loans;

(c) There is no action, suit, proceeding or investigation pending or, to Subservicer’s knowledge, threatened against the Subservicer or any Reg AB Subservicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer or any Reg AB Subservicer, or in any material impairment of the right or ability of the Subservicer or any Reg AB Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Subservicer or any Reg AB Subservicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Subservicer or any Reg AB Subservicer to perform under the terms of this Agreement;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of or compliance by the Subservicer with this Agreement, or if required, such approval has been obtained prior to the Effective Date;

(e) The Subservicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel reasonably necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Subservicer is a HUD approved mortgagee and is in good standing to service mortgage loans for Fannie Mae and Freddie Mac, and, to Subservicer’s knowledge, no event has occurred, including but not limited to a change in insurance coverage, which would make the Subservicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements in any material respect or which would require notification to either Fannie Mae or Freddie Mac;

(f) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact in any material respect;

(g) The Subservicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 4.16; and

(h) The Subservicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to the three national credit repositories on a monthly basis.

(i) Except as disclosed in writing to the Company and the Depositor prior to the Closing Date: (i) the Subservicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Subservicer; (ii) the Subservicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Subservicer as servicer has been disclosed or reported by the Subservicer; (iv) no material changes to the Subservicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date; (v) there are no aspects of the Subservicer’s financial condition that could have a material adverse effect on the performance by the Subservicer of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Subservicer or any Reg AB Subservicer with any party listed on Exhibit K hereto of a type described in Item 1119 of Regulation AB.

Section 3.02     Representations of the Company.

The Company hereby represents, warrants and covenants to the Subservicer that, as of the Effective Date:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it, and in any event it is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; it has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of it; and all requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with its terms;

(b) Neither the execution and delivery of this Agreement, or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of its terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which it is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject;

(c) There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against it which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of it, or in any material impairment of the right or ability of the it to carry on its business substantially as now conducted, or in any material liability on the part of it, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of it to perform under the terms of this Agreement;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of or compliance by it with this Agreement, or if required, such approval has been obtained prior to the applicable Effective Date; and

(e) The selection of the Mortgage Loans to be serviced by the Subservicer pursuant to this Agreement was not made in a manner so as to affect adversely the interests of the Subservicer.

Section 3.03     Representations, Warranties and Covenants of Company Regarding Individual Mortgage Loans. As to each Mortgage Loan, the Company hereby represents, warrants and covenants to the Subervicer that as of the applicable Effective Date:

(a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the electronic data file delivered to the Subservicer is true and correct.

(b) Delivery of Books and Records. The Company will, on or before the applicable Effective Date, deliver, or cause to be delivered, to the Subservicer or the Custodian, as applicable, all of the books, records, data, files and Mortgage Loan Documents, including records on microfiche or its equivalent, reasonably required by the Subservicer to document and service each Mortgage Loan; such books, records, data, files and documents contain all of the items (including but not limited to hazard insurance policies, flood insurance policies and private mortgage insurance policies) which are required by the Applicable Requirements to service the Mortgage Loans; are true, accurate and complete in all material respects; and it is reasonable for Subservicer to rely thereon.

(c) Flood Insurance. If any of the Mortgage Loans are secured by Mortgaged Properties located in Federal Emergency Management Agency designated flood areas, then (to the extent required by Applicable Requirements) flood insurance policies are or will be in full force and effect in the amounts required by investors under Applicable Requirements or are insured through the Company’s “gap coverage” flood insurance policy as of the applicable Effective Date.

(d) Hazard Insurance. As of the applicable Effective Date, all Mortgaged Properties are and will be insured against fire and have extended coverage insurance in the amounts required by Fannie Mae under Applicable Requirements; all insurance premiums on such insurance policies have been or will have been paid in a timely manner; and there have been or will have been no fire losses on the Mortgaged Properties where the Company’s estimate of loss is materially greater than the net recovery from the fire insurance carrier. To the Company’s knowledge, there have been no fire losses on the Mortgaged Properties as to which there is a pending coinsurance claim.

(e) No Litigation. There is not pending or, to the Company’s actual knowledge, threatened litigation, or any order, injunction, settlement or decree outstanding, against or relating to the Mortgage Loans or servicing thereof that could materially and adversely affect the servicing of the Mortgage Loans, the Mortgage Loans or the performance by the Company or Subservicer of their respective obligations under this Agreement. No Mortgagor is a named plaintiff in any class action lawsuit.

(f) Application of Payments. As of the applicable Effective Date, all calculations required to be made by the Company or Prior Servicers with respect to the amount of principal, interest, escrow payments and other amounts due and owing by a Mortgagor from time to time under each Mortgage Loan have been made in compliance with all Applicable Requirements. All invoices transmitted to the Mortgagors by the Company or Prior Servicers for principal, interest, escrow payments and all other amounts due and payable under each Mortgage Loan have been prepared, and the funds collected from the Mortgagors have been applied for the payment of such amounts, in compliance with all Applicable Requirements.

(g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been satisfied.

(h) High Cost Loans. No Mortgage Loan is a High Cost Loan or subject to HOEPA.

(i) Ownership. With respect to each Mortgage Loan, the Company is the owner of all rights, title and interest in and to the Mortgage Loan (and the servicing rights appurtenant thereto). Each Mortgage Loan is a valid and collectible obligation of the respective Mortgagor. Each Prepayment Charge is a valid and enforceable provision of the respective Mortgage Loan.

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01     Subservicer to Act as Subservicer.

The Subservicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Subservicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices. Except as otherwise set forth in this Agreement (and to the extent consistent with the terms of this Agreement and Accepted Servicing Practices), the Subservicer shall service the Mortgage Loans in compliance with the servicing provisions of the Fannie Mae Guide, including provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of title insurance, hazard insurance, flood insurance, Primary Mortgage Insurance Policies, a Fidelity Bond and errors and omissions insurance, all such coverage to be maintained with a Qualified Insurer, inspections, the restoration of Mortgaged Property, all such coverage to be maintained insurance claims, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Company and the Subservicer. The Company shall, at the request of Subservicer, deliver powers-of-attorney to the Subservicer sufficient to allow the Subservicer as servicer to execute all documentation requiring execution on behalf of the Company with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably feasible, execute and return such documentation to the Subservicer.

Consistent with the terms of this Agreement, the Subservicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Subservicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Company; provided, however, that unless the Subservicer has obtained the prior written consent of the Company, the Subservicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Company and which permits the deferral of interest or principal payments on any Mortgage Loan, the Subservicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Protected Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month’s principal and one month’s interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Subservicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Subservicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Subservicer may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date. Any such agreement shall be approved by Company and, if required, by the Primary Mortgage Insurance Policy insurer.

Notwithstanding anything in this Agreement to the contrary, if a REMIC election is made and the Mortgage Loans and REO Properties are the sole property of such REMIC, the Subservicer shall not (unless the related Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Subservicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause the related REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the “startup date” of such REMIC under the REMIC Provisions.

The Subservicer shall perform all of its servicing responsibilities hereunder or may cause a Reg AB Subservicer or Reg AB Subcontractor to perform any such servicing responsibilities on its behalf, but the use by the Subservicer of a Reg AB Subservicer or Reg AB Subcontractor shall not release the Subservicer from any of its obligations hereunder and the Subservicer shall remain responsible hereunder for all acts and omissions of each Reg AB Subservicer or Reg AB Subcontractor as fully as if such acts and omissions were those of the Subservicer. Any such Reg AB Subservicer or Reg AB Subcontractor must be a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Subservicer shall pay all fees and expenses of each Reg AB Subservicer or Reg AB Subcontractor from its own funds, and a Reg AB Subservicer’s or Reg AB Subcontractor’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Subservicer, without any right of reimbursement from the Protected Account, the Subservicer shall be entitled to terminate the rights and responsibilities of a Reg AB Subservicer or Reg AB Subcontractor and arrange for any servicing responsibilities to be performed by a successor Reg AB Subservicer or Reg AB Subcontractor meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Subservicer, at the Subservicer’s option, from electing to service the related Mortgage Loans itself. In the event that the Subservicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Company, the Subservicer shall at its own cost and expense terminate the rights and responsibilities of each Reg AB Subservicer or Reg AB Subcontractor effective as of the date of termination of the Subservicer. The Subservicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each Reg AB Subservicer or Reg AB Subcontractor from the Subservicer’s own funds without reimbursement from the Company.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Subservicer and a Reg AB Subservicer or Reg AB Subcontractor or any reference herein to actions taken through a Reg AB Subservicer or Reg AB Subcontractor or otherwise, the Subservicer shall not be relieved of its obligations to the Company and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Subservicer shall be entitled to enter into an agreement with a Reg AB Subservicer or Reg AB Subcontractor for indemnification of the Subservicer by the Reg AB Subservicer or Reg AB Subcontractor and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a Reg AB Subservicer or Reg AB Subcontractor shall be deemed to be between such Reg AB Subservicer or Reg AB Subcontractor and Subservicer alone, and the Company shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Company to pay such Reg AB Subservicer’s or Reg AB Subcontractor’s fees and expenses. For purposes of distributions and advances by the Subservicer pursuant to this Agreement, the Subservicer shall be deemed to have received a payment on a Mortgage Loan when a Reg AB Subservicer or Reg AB Subcontractor has received such payment.

Section 4.02     Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Subservicer shall proceed with reasonable diligence and in accordance with Accepted Servicing Practices, to collect all payments due under each Mortgage Loan when the same shall become due and payable. Further, the Subservicer shall take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage Loan Documents, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.03     Realization Upon Defaulted Mortgage Loans.

The Subservicer shall use its commercially reasonable efforts, consistent with Accepted Servicing Practices, to either (i) foreclose upon, repossess or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01 or (ii) as an alternative to foreclosure, sell such defaulted Mortgage Loans at fair market value to third-parties, if the Subservicer reasonably believes that such sale would maximize proceeds to the Company (on a present value basis) with respect to those Mortgage Loans. Foreclosure or comparable proceedings shall be initiated within ninety (90) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. The Subservicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Company, taking into account, among other things, the timing of foreclosure proceedings. The Subservicer shall notify the Company of its intent to commence foreclosure proceedings with respect to any Mortgage Loan. The foregoing is subject to the provisions that, in any case in which any Mortgaged Property shall have suffered damage, the Subservicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Company after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Subservicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Subservicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor as provided in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Subservicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Company otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Subservicer shall promptly provide the Company with a written report of the environmental inspection. After reviewing the environmental inspection report, the Company shall direct the Subservicer as to how the Subservicer shall proceed with respect to the Mortgaged Property, and the Subservicer shall follow the Company’s directions with respect thereto.

Section 4.04     Establishment of Protected Accounts; Deposits in Protected Accounts.

The Subservicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Protected Accounts. Any funds in a Protected Account may be invested, but only in Permitted Investments for the benefit of the Company (with any income earned thereon for the benefit of the Subservicer). Funds deposited in the Protected Account may be drawn on by the Subservicer only in accordance with Section 4.05. The creation of any Protected Account shall be evidenced by an account certification in the form shown in Exhibit B hereto. The original of such account certification shall be furnished to the Company upon reasonable request. The Subservicer acknowledges and agrees that the Subservicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Subservicer in the Protected Account, out of the Subservicer’s own funds, with no right to reimbursement therefor.

The Subservicer shall deposit in the Protected Account within two (2) Business Days of Subservicer's receipt, and retain therein, the following collections:

(i) all payments on account of principal, including Principal Prepayments on the Mortgage Loans and all Prepayment Charges;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) any net amounts received by the Subservicer in connection with any REO Property pursuant to Section 4.13;

(v) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law or otherwise held in a suspense account by Subservicer;

(vi) all Condemnation Proceeds affecting any Mortgaged Property other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(vii) any Monthly Advances as provided in Section 5.03;

(viii) any amounts required to be deposited in the Protected Account pursuant to Sections 4.01, 4.14, 6.01 and 6.02; and

(ix) with respect to each Full Principal Prepayment or Partial Principal Prepayment, any Prepayment Interest Shortfall, to the extent of the Subservicer’s aggregate Servicing Fee received with respect to the related Due Period.

The foregoing requirements for deposit in the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Subservicer in the Protected Account.

Section 4.05     Permitted Withdrawals From the Protected Account.

The Subservicer may, from time to time, make withdrawals from the Protected Account for the following purposes:

(i) to make payments to the Company in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for Monthly Advances, the Subservicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such Monthly Advance was made;

(iii) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances, the Subservicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds, and Insurance Proceeds and REO Disposition Proceeds related to such Mortgage Loan;

(iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Protected Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any Servicing Fee to which the Subservicer is entitled in accordance with the terms hereof to the extent such Servicing Fee has not been paid to or retained by the Subservicer;

(v) to reimburse itself for any Nonrecoverable Advances;

(vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

(vii) to remove funds deposited in the Protected Account in error by the Subservicer;

(viii) to reimburse itself as provided in Section 8.01 and Section 8.03 hereof; and

(ix) to clear and terminate the Protected Account upon the termination of this Agreement.

Section 4.06     Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Subservicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Any funds deposited in an Escrow Account may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Subservicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by an account certification in the form shown in Exhibit C. The original of such account certification shall be furnished to the Company upon request. The Subservicer acknowledges and agrees that the Subservicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Subservicer in the Escrow Account out of the Subservicer’s own funds, with no right to reimbursement therefor.

The Subservicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of Subservicer's receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement; and

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property (unless otherwise held in a suspense account).

The Subservicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. Except as provided in Section 4.07, the Subservicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

Section 4.07     Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Subservicer only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

(ii) to reimburse the Subservicer for any Servicing Advance made by the Subservicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii) to refund to the Mortgagor any funds as may be determined to be overages;

(iv) for transfer to the Protected Account in connection with an acquisition of REO Property;

(v) for application to restoration or repair of the Mortgaged Property;

(vi) to pay to the Subservicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

(viii) to remove funds placed in an Escrow Account in error by the Subservicer; and

(ix) to clear and terminate the Escrow Account on the termination of this Agreement.

As part of its servicing duties, the Subservicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

Section 4.08     Payment of Taxes, Insurance and Other Charges, Maintenance of Primary Mortgage Insurance Policies, Collections Thereunder.

With respect to each Mortgage Loan, the Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Subservicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Subservicer shall determine that any such payments are made by the Mortgagor when due. The Subservicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments to the extent necessary.

The Subservicer shall maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to an amount for which Fannie Mae no longer requires such insurance to be maintained. The Subservicer shall not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Subservicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Subservicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Subservicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Subservicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Subservicer agrees to prepare and present, on behalf of itself and the Company, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Subservicer under any Primary Mortgage Insurance Policy shall be deposited in the Protected Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09     Transfer of Accounts.

The Subservicer may transfer the Protected Account or the Escrow Account to a different Qualified Depository from time to time. The Subservicer shall notify the Company of any such transfer.

Section 4.10     Maintenance of Hazard Insurance.

The Subservicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Subservicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Subservicer shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Subservicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Subservicer’s normal servicing procedures, shall be deposited in the Protected Account, subject to withdrawal pursuant to Section 4.05, unless otherwise held in a suspense account by the Subservicer. It is understood and agreed that no other additional insurance need be required by the Subservicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than as provided in the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Subservicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Subservicer. The Subservicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Subservicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best’s Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located. All insurance policies maintained pursuant to this Section 4.10 shall be maintained with a Qualified Insurer.

Section 4.11     Blanket Hazard Insurance.

In the event that the Subservicer shall obtain and maintain a blanket policy with a Qualified Insurer insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Company as loss payee and provides coverage in an amount equal to the amount required under Section 4.10, and otherwise complies with the requirements of Section 4.10, the Subservicer shall be deemed conclusively to have satisfied its obligations under Section 4.10, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Subservicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Protected Account the difference, if any, between the amount that would have been payable under a policy complying with Section 4.10 and the amount paid under such blanket policy. Upon the request of the Company, the Subservicer shall cause to be delivered to the Company a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days prior written notice to the Company.

Section 4.12     Fidelity Bond, Errors and Omissions Insurance.

The Subservicer shall maintain, at its own expense, with a Qualified Insurer, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies that meet the requirements of Fannie Mae on all officers, employees and other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Subservicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Subservicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts acceptable to Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Subservicer shall, upon request of Company, deliver to the Company a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Company. The Subservicer shall notify the Company within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Company and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

Section 4.13     Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company or its designee. Any such Person or Persons holding such title other than the Company shall acknowledge in writing that such title is being held as nominee for the benefit of the Company.

The Subservicer shall assume the responsibility for marketing each REO Property in accordance with Accepted Servicing Practices. Thereafter, the Subservicer shall continue to provide certain administrative services to the Company relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, unless (i) the Company shall have been supplied with an Opinion of Counsel (at the Company’s expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Company or the Subservicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Subservicer shall report monthly to the Company as to progress being made in selling such REO Property.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Subservicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

The Subservicer shall, either itself or through an agent selected by the Subservicer, and in accordance with the Fannie Mae Guide and Accepted Servicing Practices, manage, conserve, protect and operate each REO Property. Each REO Disposition shall be carried out by the Subservicer at such price and upon such terms and conditions as the Subservicer deems to be in the best interest of the Company and as are approved in writing by the Company. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Protected Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Subservicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

The Subservicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Subservicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Subservicer to the Company.

Section 4.14     Notification of Adjustments.

With respect to each Mortgage Loan, the Subservicer shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with requirements of applicable law and the related electronic data received on the Mortgage and Mortgage Note. The Subservicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related electronic data received on the Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Subservicer shall promptly, upon written request by the Company, deliver to the Company the information contained in such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Subservicer or the receipt of notice from the Company that the Subservicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Subservicer shall immediately deposit in the Protected Account from its own funds the amount of any interest loss or deferral caused to the Company thereby.

Section 4.15     Compliance with Applicable Laws.

All requirements of any federal, state or local law applicable to the servicing of the Mortgage Loans will be complied with by the Subservicer in all material respects.

Section 4.16     Waiver of Prepayment Charges.

The Subservicer shall not waive any Prepayment Charge unless: (i) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law, (ii) such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan related to a default or a reasonably foreseeable default), or (iii) such waiver, in the reasonable judgment of the Subservicer, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of such Prepayment Charge and the related Mortgage Loan and provided that the Company has consented to any such waiver made pursuant to clauses (ii) and (iii) above. In no event will the Subservicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Prepayment Charge is waived, but does not meet the standards described above, then the Subservicer is required to pay the amount of such waived Prepayment Charge from its own funds without any right of reimbursement by remitting such amount to the Company by the Remittance Date.

ARTICLE V
PAYMENTS TO THE COMPANY
Section 5.01     Remittances.

(a) On each Remittance Date the Subservicer shall remit, by wire transfer of immediately available funds, to the Company (or to Wells Fargo Bank, N.A., on its behalf) (a) all amounts deposited in the Protected Account as of the close of business on the related Determination Date (net of charges against or withdrawals from the Protected Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Subservicer is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the end of the preceding month which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Protected Account in connection with such Principal Prepayment in accordance with Section 4.04(ix); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

(b) With respect to any remittance made by the Subservicer after the Remittance Date on which such payment was due, the Subservicer shall pay to the Company interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Protected Account by the Subservicer on the date such late payment is made and shall cover the period commencing with the day following such Remittance Date and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date. The payment by the Subservicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Subservicer.

(c) With respect to any amounts remitted to Wells Fargo Bank, N.A., the Subservicer shall remit, by wire transfer of immediately available funds to:

MortgageIT Trust 2006-1
Wells Fargo Bank, N.A.
ABA# 121000248
SAS Clearing
Account # 3970771416
For Further Credit to: MortgageIT 2006-1, Account # 17211000

Section 5.02     Statements to the Company and Depositor.

(a) Not later than the tenth (10th) calendar day, or if such day is not a Business Day, the first Business Day immediately preceding the tenth calendar day of the month of the related Remittance Date, the Subservicer shall furnish to the Company (or to Wells Fargo Bank, N.A., on its behalf) a monthly remittance advice in the format set forth in Exhibit D attached hereto (or in such other format mutually agreed to by the Subservicer and the Company), with regard to monthly loan remittance data and Exhibit E (or in such other format mutually agreed to by the Subservicer and the Company) with respect to defaulted mortgage loans, with a trial balance report attached thereto, and such other loan level information reasonably available to the Subservicer and requested by the Company. The Subservicer shall also furnish to the Company (or to Wells Fargo Bank, N.A., on its behalf) (in such format mutually agreed to by the Subservicer and the Company) a monthly report detailing loan level Prepayment Charges collected and/or waived by the Subservicer in accordance with Section 4.16.

(b) The Subservicer shall promptly notify the Company (i) of any legal proceedings pending against the Subservicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Subservicer shall become (but only to the extent not previously disclosed to the Company) at any time an affiliate of any of the parties listed on Exhibit K to this Agreement.

For the purpose of satisfying the reporting obligations under the Exchange Act with respect to the issuance of asset-backed securities, the Subservicer shall provide to the Company prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Subservicer, the Subservicer’s engagement of any Reg AB Subservicer, Reg AB Subcontractor or vendor to perform or assist in the performance of any of the Subservicer’s obligations under this Agreement, any material litigation or government proceedings involving the Subservicer, and any affiliation or other significant relationship between the Subservicer and other transaction parties.

(c) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any securitization transaction that includes any of the Mortgage Loans serviced by the Subservicer, the Subservicer shall, to the extent the Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below:

(i) Any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) Material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii) Information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases) and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(d) With respect to any reports delivered to Wells Fargo Bank, N.A., the Subservicer shall deliver such reports to:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: MortgageIT 2006-1
Telecopy No.: (410) 715-2380

ARTICLE VI

Section 6.01     Monthly Advances by the Subservicer.

On the Business Day immediately preceding each Remittance Date, the Subservicer shall deposit in the Protected Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Subservicer by deposit in the Protected Account on or before any future Remittance Date if funds in the Protected Account on such Remittance Date shall be less than payments to the Company required to be made on such Remittance Date. The Subservicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Subservicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are, or would constitute, a Nonrecoverable Advance.

Section 6.02     Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Company pursuant to a deed-in-lieu of foreclosure, the Subservicer shall submit to the Company a liquidation report in the format set forth in Exhibit F attached hereto (or in such other format mutually agreed to by the Subservicer and Company) with respect to such Mortgaged Property and all supporting documentation reasonably required by the Master Servicer. The Servicer shall also provide reports on the status of REO Property containing such information as Company may reasonably require.

ARTICLE VII
GENERAL SERVICING PROCEDURES

Section 7.01     Assumption Agreements.

The Subservicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Subservicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Subservicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Subservicer, with the approval of the Company, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. If an assumption is allowed pursuant to this Section 6.01, the Subservicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Subservicer shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Subservicer shall notify the Company that any such substitution of liability or assumption agreement has been completed by forwarding to the Company the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Subservicer for entering into an assumption or substitution of liability agreement shall belong to the Subservicer.

Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Subservicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Subservicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 7.02    Satisfaction of Mortgages and Release of Mortgage Loan Documents.

Upon the payment in full of any Mortgage Loan, the Subservicer will immediately notify the Custodian with a certification and request for release by a Servicing Officer in the form of Exhibit I attached hereto, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Protected Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Subservicer of the Mortgage Loan Documents held by the Custodian. Upon receipt of such certification and request by the Custodian, the Company shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Subservicer and the Subservicer shall prepare and deliver for execution by the Company or at the Company’s option execute under the authority of a power of attorney delivered to the Subservicer by the Company any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Protected Account.

In the event the Subservicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Company may have under the mortgage instruments, the Subservicer, upon written demand, shall remit to the Company within two Business Days the shortfall required to make payment in full on the outstanding principal balance of the related Mortgage Loan by deposit thereof in the Protected Account. The Subservicer shall maintain the Fidelity Bond and errors and omissions insurance insuring the Subservicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 7.03     Servicing Compensation.

As compensation for its services hereunder, the Subservicer shall be entitled to withdraw from the Protected Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Subservicer’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges and other ancillary fees (excluding Prepayment Charges) shall be retained by the Subservicer to the extent not required to be deposited in the Protected Account. The Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 7.04     Report on Compliance and Attestation.

(a) On or before March 15th of each calendar year, commencing in 2007, the Subservicer shall:

(i) deliver to the Master Servicer, the Depositor and the Company a report (in form and substance reasonably satisfactory to the Master Servicer, the Depositor and the Company) regarding the Subservicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer, the Depositor and the Company and signed by an authorized officer of the Subservicer, and shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit J hereto delivered to the Master Servicer, the Depositor and the Company concurrently with the execution of this Agreement;

(ii) deliver to the Master Servicer, the Depositor and the Company a report of a registered public accounting firm reasonably acceptable to the Master Servicer, the Depositor and the Company that attests to, and reports on, the assessment of compliance made by the Subservicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act;

(iii) cause each Reg AB Subservicer, and each Reg AB Subcontractor determined by the Subservicer pursuant to Section 9.04(c) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Master Servicer, the Depositor and the Company an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) deliver to the Master Servicer, the Depositor, the Company and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)) on behalf of the trust fund with respect to the transaction relating to this Agreement a certification signed by the appropriate officer of the Subservicer in the form attached hereto as Exhibit L.

The Subservicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Subservicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. None of the Master Servicer, the Depositor or the Company will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the trust fund.

(b) Each assessment of compliance provided by a Reg AB Subservicer pursuant to Section 7.04(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit J hereto delivered to the Master Servicer, the Depositor and the Company concurrently with the execution of this Agreement or, in the case of a Reg AB Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Reg AB Subcontractor pursuant to Section 7.04(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Subservicer pursuant to Section 9.04.

Notwithstanding anything to the contrary in this Agreement, the Subservicer shall be under no obligation to provide any information that either the Company or Depositor deem required under Regulation AB if (i) the Subservicer does not believe that such information is required under Regulation AB and (ii) the Subservicer is not providing such information for securitizations on its own Shelf Registration on Form S-3 (or any Shelf Registration on Form S-3 of any of its Affiliates relating to the same asset type) unless either the Company or Depositor pays all reasonable incremental costs incurred by the Subservicer in connection with the preparation and delivery of such information. The Subservicer shall deliver any such information within 15 days of such written request, if such information is quantitative information set forth on, or which may be derived from, information in the Subservicer's databases, or otherwise within a commercially reasonable time taking into account the time required to implement the necessary systems and procedures to produce such information.

(c) The Subservicer shall provide to the Company, the Master Servicer and the Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Subservicer or such Subservicer’s performance hereunder as may be reasonably requested by the Company, the Master Servicer or the Depositor.

Section 7.05     Subservicer Compliance Statement.

On or before March 15th of each calendar year, commencing in 2007, the Subservicer shall deliver to the Master Servicer, the Depositor and the Company a statement of compliance addressed to the Master Servicer, the Depositor and the Company and signed by an authorized Servicing Officer, to the effect that (i) a review of the Subservicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such Servicing Officer’s supervision, and (ii) to the best of such Servicing Officer’s knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 7.06     Company’s Right to Examine Subservicer Records.

The Company and the Master Servicer shall have the right to examine and audit, at its expense, upon reasonable notice to the Subservicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Subservicer, or held by another for the Subservicer or on its behalf or otherwise, which relate to the servicing of the Mortgage Loans by Subservicer.

The Subservicer shall provide to the Company and the Master Servicer and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Company access to any documentation regarding the Mortgage Loans in the possession of the Subservicer which may be required by any applicable regulations. Such access shall be afforded upon reasonable request, during normal business hours and at the offices of the Subservicer, and in accordance with the applicable federal or state government regulations.

Company shall reimburse the Subservicer for any actual, out-of-pocket expenses reasonably incurred by the Subservicer as a result of its obligations under this Section 6.06. The Subservicer shall submit an invoice to the Company detailing such expenses.

Section 7.07     Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Subservicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contribution” to a REMIC set forth in Section 860G(d) of the Code unless the Subservicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 7.08     Non-solicitation.

The Subservicer shall not conduct any solicitation specifically targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Subservicer or any agent or affiliate of the Subservicer which are directed to the general public at large, including mass mailings based on commercially acquired mailing lists, newspaper, internet, radio and television advertisements, shall not constitute solicitation under this Section 6.08.

Section 7.09     Reporting Requirements of the Commission and Indemnification.

The Subservicer, the Company, the Depositor and the Master Servicer acknowledge and agree that the purpose of Sections 3.01(i), 5.02(b) and (c), 7.04, 7.05 and 9.04 of this Agreement is to facilitate compliance by the Company, the Depositor and the Master Servicer with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Master Servicer, the Depositor or the Company shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Subservicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Master Servicer, the Depositor or the Company in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the transaction relating to this Agreement, the Subservicer shall cooperate fully with the Master Servicer, the Depositor and the Company to deliver to the Master Servicer, the Depositor and the Company (including any of their respective assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Master Servicer, the Depositor or the Company to permit the Master Servicer or the Company to comply with the provisions of Regulation AB, together with such disclosures relating to the Subservicer, any Reg AB Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Master Servicer, the Depositor or the Company to be necessary in order to effect such compliance.

The Master Servicer, the Depositor and the Company (including any of their respective assignees or designees) shall cooperate with the Subservicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Master Servicer’s, the Depositor’s or the Company’s reasonable judgment, to comply with Regulation AB.

ARTICLE VIII
REPORTS TO BE PREPARED BY SERVICER

Section 8.01     Subservicer Shall Provide Information as Reasonably Required.

The Subservicer shall furnish to the Company upon reasonable request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be reasonably necessary with respect to the purposes of this Agreement, including (1) copies of the Subservicer’s annual financials, (2) the Subservicer’s authorized officer lists and (3) copies of the Subservicer’s insurance policies. The Subservicer may negotiate with the Company for a reasonable fee for providing such report or information, unless (i) the Subservicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Company.

ARTICLE IX
THE SUBSERVICER

Section 9.01     Additional Indemnification by the Subservicer; Third Party Claims.

(a) (i) Subject to (f) below, any failure by the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 9.01, or any breach by the Subservicer of a representation or warranty set forth in Section 3.01(i) made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Subservicer under this Agreement, and shall entitle the Company, in its sole discretion to terminate the rights and obligations of the Subservicer as subservicer under this Agreement without payment (notwithstanding anything in this Agreement) of any compensation to the Subservicer; provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Subservicer as subservicer, such provision shall be given effect.

(ii) Subject to (f) below, any failure by the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 7.04 or 7.05, including (except as provided below) any failure by the Subservicer to identify pursuant to Section 9.04(c) any Reg AB Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Subservicer under this Agreement, and shall entitle the Company, in its sole discretion to terminate the rights and obligations of the Subservicer as subservicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Subservicer; provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Subservicer as subservicer, such provision shall be given effect.

The Company shall not be entitled to terminate the rights and obligations of the Subservicer pursuant to this subparagraph (b)(ii) if a failure of the Subservicer to identify a Reg AB Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Reg AB Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Subservicer shall promptly reimburse the Company (or any designee of the Company) for all reasonable expenses incurred by the Company (or such designee), as such are incurred, in connection with the termination of the Subservicer as subservicer and the transfer of servicing of the Mortgage Loans to a successor subservicer. The provisions of this paragraph shall not limit whatever rights the Company may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(b) The Subservicer agrees to indemnify the Company, the Depositor, the Master Servicer, their successors and assigns, and any agent of the Company (each a “Company Indemnified Person”) and hold each such Indemnified Person harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Company Indemnified Person may sustain in any way related to the failure of the Subservicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and for breach of any representation, warranty or covenant of the Subservicer contained herein. The Subservicer shall immediately notify the Company or other Company Indemnified Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Company and such other Indemnified Person) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other Company Indemnified Person in respect of such claim but failure to so notify the Company and such other Company Indemnified Person shall not limit its obligations hereunder. The Subservicer agrees that it will not enter into any settlement of any such claim without the consent of the Company and such other Company Indemnified Person unless such settlement includes an unconditional release of the Company and such other Company Indemnified Person from all liability that is the subject matter of such claim. The Subservicer shall be entitled to reimbursement of any such costs and expenses from funds in the Protected Account or from the Company, upon written notice, if funds in the Protected Account are insufficient for such purpose, unless such claim relates to a matter for which the Subservicer is required to indemnify the Company Indemnified Person.

(c) Failure to provide the Annual Statement of Compliance or Annual Certification will be treated as a failure of the Subservicer to perform its duties under the Agreement and will be subject to the indemnification provisions of Section 9.01, subject to the limitation expressed therein, of the Agreement. For any indemnification from the Subservicer to any Master Servicer, the Subservicer in no event will be liable for punitive or consequential damages, regardless of the form of action, whether in contract, tort or otherwise.

(d) The Company shall indemnify the Subservicer, its affiliates, and their respective officers, directors, employees, agents, successors and assigns (each a “Subservicer Indemnified Person”) and hold each of such Subservicer Indemnified Persons harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Subservicer Indemnified Person may sustain in any way related to the failure of the Company to perform its duties in compliance with the terms of this Agreement and for breach of any representation, warranty or covenant of the Company contained herein. The Company shall immediately notify the Subservicer or other Subservicer Indemnified Party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Subservicer and such other Subservicer Indemnified Person and with counsel reasonably satisfactory to the Subservicer) the defense of any such claim and pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against Subservicer or such other Subservicer Indemnified Person in respect of such claim but failure to so notify the Subservicer and such other Subservicer Indemnified Person shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Subservicer and such other Subservicer Indemnified Person unless such settlement includes an unconditional release of the Subservicer and such other Subservicer Indemnified Person from all liability that is the subject matter of such claim.

(e) In addition to the indemnification set forth in Section 9.01(d) hereof, the Company shall indemnify and hold Subservicer and each Subservicer Indemnified Person harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses resulting from or related to:

(1) any failure of the Company, any Prior Servicer or the Originator to have complied with all Applicable Requirements with respect to the origination, purchase, sale, securitization or servicing of the Mortgage Loans;

(2) the Subservicer’s compliance with written instructions of the Company;

(3) any outstanding Servicing Advance as to which Subservicer is not reimbursed in accordance with this Agreement;

(4) the continuation and/or perpetuation by Subservicer of the past practices of the Company or any Prior Servicer that fail to comply with Applicable Requirements;

(5) any failure of Subservicer to comply with Applicable Requirements or the requirements of this Agreement as a result of there being any incomplete, inaccurate or missing Mortgage Loan Documents, Mortgage Files or Servicing Files as of the applicable Effective Date;

(6) any litigation, arbitration or other proceeding before any governmental, administrative or arbitral court or tribunal, or any government investigation or administrative enforcement action commenced against Subservicer after the applicable Effective Date as a result of Subservicer’s acting as, or status as, servicer of the Mortgage Loans hereunder, to the extent that such proceeding does not arise out of or result from Subservicer’s breach of any provision of this Agreement;

(7) errors in the adjustment, after the applicable Effective Date but prior to the completion of an ARM Loan audit paid for by Company with respect to such ARM Loan, of the interest rate or payments on an ARM Loan to the extent arising out of an incorrect adjustment of such interest rate or payments prior to the applicable Effective Date;

(8) Company’s or a prior Servicer’s failure to comply with Subservicer’s transfer instructions attached hereto as Exhibit H, or

(9) any act or omission or other event or circumstance to the extent occurring or arising prior to the applicable Effective Date and related to the origination, purchase, sale, securitization or servicing of the Mortgage Loans, including, without limitation, any data integrity issue (and any related costs of correcting such issues).

(f) The provisions of this Section 9.01 shall survive termination of this Agreement.

Section 9.02     Merger or Consolidation of the Subservicer.

The Subservicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Subservicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer whether or not related to loan servicing, shall be the successor of the Subservicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien 1-4 family mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing. Furthermore, in the event the Subservicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Subservicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Company for all of the Subservicer's obligations and liabilities hereunder.

Section 9.03     Limitation on Liability of the Subservicer and Others.

Neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Company for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Subservicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed under this Agreement. Notwithstanding Section 8.01(a), the Subservicer shall not be required to indemnify, or otherwise be liable to, the Company or those referenced above for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses which the Company is required to indemnify for pursuant to Sections 8.01(b) and (c). The Subservicer and any director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Subservicer may, with the consent of the Company, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Company will be liable, and the Subservicer shall be entitled to reimbursement of such amounts from the Protected Account. If funds in the Protected Account are insufficient for such purpose, upon written notice to the Company, Company shall reimburse the Subservicer for such expenses, costs and liabilities.

Section 9.04     Subservicing Agreements and Successor Subservicer.

(a) The Subservicer shall not hire or otherwise utilize the services of any Reg AB Subservicer to fulfill any of the obligations of the Subservicer as subservicer under this Agreement unless the Subservicer complies with the provisions of paragraph (b) of this Section 9.04 and the proposed Reg AB Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing and (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement. The Subservicer shall not hire or otherwise utilize the services of any Reg AB Subcontractor, and shall not permit any Reg AB Subservicer to hire or otherwise utilize the services of any Reg AB Subcontractor, to fulfill any of the obligations of the Subservicer as subservicer under this Agreement unless the Subservicer complies with the provisions of paragraph (c) of this Section 9.04.

(b) It shall not be necessary for the Subservicer to seek the consent of the Master Servicer and the Company to the utilization of any Reg AB Subservicer. For purposes of this Agreement, the Subservicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Reg AB Subservicer of such payments. Each subservicing agreement shall provide that a successor Subservicer shall have the option to terminate such agreement without payment of any fees if the predecessor Subservicer is terminated or resigns. The Subservicer shall cause any Reg AB Subservicer used by the Subservicer (or by any Reg AB Subservicer) to comply with the provisions of this Section 9.04 and with Sections 3.01(i), 5.02(b), 7.04(a), 7.04(b), 7.05 and 9.01 and Exhibit J of this Agreement to the same extent as if such Reg AB Subservicer were the Subservicer. The Subservicer shall be responsible for obtaining from each Reg AB Subservicer and delivering to the Master Servicer and the Company any subservicer compliance statement required to be delivered by such Reg AB Subservicer under Section 7.05, any reports on assessment of compliance and attestation required to be delivered by such Reg AB Subservicer under Section 7.04 and any certification required to be delivered under 7.04 to the Person that will be responsible for signing the Sarbanes Certification under Section 7.04 as and when required to be delivered hereunder.

(c) It shall not be necessary for the Subservicer to seek the consent of the Master Servicer and the Company to the utilization of any Reg AB Subcontractor. The Subservicer shall promptly upon request provide the Master Servicer and the Company a written description (in form and substance satisfactory to the Master Servicer and the Company) of the role and function of each Reg AB Subcontractor utilized by the Subservicer or any Reg AB Subservicer, specifying (A) the identity of each such Reg AB Subcontractor, (B) which (if any) of such Reg AB Subcontractors are Participating Entities, and (C) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Reg AB Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Reg AB Subcontractor determined to be a Participating Entity, the Subservicer shall cause any such Reg AB Subcontractor used by the Subservicer (or by any Reg AB Subservicer) for the benefit of the Master Servicer and the Company to comply with the provisions of Sections 3.01(i), 5.02(b), 7.04(a), 7.04(b), 7.05 and 9.01 and Exhibit J of this Agreement to the same extent as if such Reg AB Subcontractor were the Subservicer. The Subservicer shall be responsible for obtaining from each Reg AB Subcontractor and delivering to Master Servicer and the Company any assessment of compliance and attestation required to be delivered by such Reg AB Subcontractor under Sections 7.04 and 7.05, in each case as and when required to be delivered.

Section 9.05     Subservicer Not to Resign.

The Subservicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Subservicer and the Company or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Subservicer. Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Company which Opinion of Counsel shall be in form and substance reasonably acceptable to the Company. No such resignation shall become effective until a successor shall have assumed the Subservicer’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 9.06     No Transfer of Servicing.

With respect to the retention of the Subservicer to service the Mortgage Loans hereunder, the Subservicer acknowledges that the Company has acted in reliance upon the Subservicer’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Subservicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, without the prior written approval of the Company.

ARTICLE X
DEFAULT
Section 10.01     Events of Default.

Each of the following shall constitute an Event of Default on the part of the Subservicer:

(i) any failure by the Subservicer to remit to the Company any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after written notice thereof (it being understood that this subparagraph shall not affect Subservicer’s obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Company after the Business Day on which such payment was due); or

(ii) subject to Section 9.01, any failure by the Subservicer to duly perform, within the required time period, its obligations to provide any certifications required pursuant to Sections 7.04 or 7.05 (including with respect to such certifications required to be provided by any Reg AB Subservicer or Reg AB Subcontractor pursuant to Section 9.04), except as provided below, which failure continues unremedied for a period of ten (10) days from the date of delivery required with respect to such certification; or

(iii) subject to Section 9.01, except with respect to those items listed in clause (ii) above, any failure by the Subservicer to duly perform, within the required time period, its obligations to provide any other information, data or materials required to be provided hereunder pursuant to Sections 3.01(i) and 9.04 (except as provided below), including any items required to be included in any Exchange Act report; or

(iv) any failure by the Subservicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer set forth in this Agreement (other than with respect to Sections 6.04, 6.05 and 6.09), the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Company; or

(v) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(vi) the Subservicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of its property; or

(vii) the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for two Business Days; or

(viii) the Subservicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac servicer; or

(ix) the Subservicer attempts, without the consent of the Company, to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein;

(x) the Subservicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Subservicer’s ability to perform its obligations hereunder;

(xi) failure by the Subservicer to duly perform, within the required time period, its obligations under Section 6.04, Section 6.05 or Section 6.09 of this Agreement which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

(xii) the Subservicer ceases to be licensed to service first lien residential mortgage loans in any jurisdiction in which a Mortgaged Property is located and such licensing is required, but only to the extent it materially and adversely affects the Subservicer’s ability to perform its obligations hereunder; or

(xiii) the Subservicer fails to meet the eligibility criteria set forth in the second paragraph of Section 8.02.

In each and every such case, so long as an Event of Default shall not have been remedied, the Company, by notice in writing to the Subservicer (except in the case of an Event of Default under clauses (v), (vi) or (vii) above, in which case, automatically and without notice) may, in addition to whatever rights the Company may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Subservicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Subservicer for the same; provided that Subservicer shall be entitled to all outstanding servicing compensation and unreimbursed advances due pursuant to this Agreement. The rights and obligations of the Subservicer pursuant to subparagraphs (ii) and (iii) above shall not be terminated if a failure of the Subservicer to identify a Reg AB Subcontractor as a Participating Entity was attributable solely to the role or functions of such Reg AB Subcontractor with respect to mortgage loans other than the Mortgage Loans.

From and after the receipt by the Subservicer of such written notice (or, in the case of an Event of Default under clauses (iii), (iv) or (v) above, in which case, automatically and without notice), all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Company, the Subservicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Subservicer’s sole expense. The Subservicer agrees to reasonably cooperate with the Company and such successor in effecting the termination of the Subservicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to the Protected Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

If an Event of Default occurs, the Subservicer shall provide written notice of such Event of Default to the Master Servicer.

Section 10.02     Waiver of Defaults.

The Company may waive, only by written notice, any default by the Subservicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE XI
TERMINATION

Section 11.01     Termination.

The respective obligations and responsibilities of the Subservicer shall terminate upon the earliest to occur of the following: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property and the remittance of all funds due hereunder; (ii) by 30 days’ written mutual consent of the Subservicer and the Company or as provided in Section 10.02; and (iii) termination by the Company pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Subservicer shall be entitled to be reimbursed for any outstanding servicing compensation and Servicing Advances and Monthly Advances (net of any amounts owed by the Subservicer to the Company hereunder). In no event shall the Subservicer be entitled to any termination fee or other compensation with respect to any termination of this Agreement for cause or the Subservicer’s rights hereunder, in whole or in part.

Section 11.02     Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Pass-Through Transfer.

The Company and the Subservicer agree that with respect to some or all of the Mortgage Loans, the Company, at its sole option, may effect Pass-Through Transfers, retaining the Subservicer as the servicer thereof or subservicer if a master servicer is employed, or as applicable the “servicer”. The Company and the Subservicer acknowledge and agree that, subsequent to the initial securitization of any Mortgage Loans contemporaneous with the transfer to Subservicer of such Mortgage Loans under this Agreement, the Subservicer is not obligated hereunder to act as servicer or subservicer in any Reconstitution. At the election of the Company, from and after the Reconstitution Date, the Mortgage Loans transferred shall, insofar as the Subservicer and the Company have agreed that the Subservicer shall act as servicer or subservicer in the Reconstitution, remain covered by this Agreement or shall be subject to a pooling and servicing agreement or a subservicing agreement containing customary secondary market servicing provisions with respect to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of Mortgage Loans, and other provisions that conform to secondary market standards for mortgage-backed securities backed by mortgage loans similar to the Mortgage Loans. In connection with any Reconstitution in which the Company and the Subservicer have agreed that the Subservicer shall act as the servicer or subservicer in the Reconstitution, the Company shall deliver any agreement (“Reconstitution Agreement”) or other document related to the Pass-Through Transfer to the Subservicer at least ten (10) Business Days prior to such transfer; the Servicer’s refusal to cooperate with the Company based on late delivery of such documents shall result in no liability to the Subservicer.

The Subservicer shall reasonably cooperate with the Company in connection with each Pass-Through Transfer in accordance with this Section 10.02; provided, however, that under no circumstances and in no event shall such cooperation include any act of the Subservicer or any event affecting the Subservicer which would materially increase the Subservicer’s liabilities, obligations or costs beyond those liabilities, obligations and costs contained in this Agreement. In connection therewith the Subservicer shall:

(a) make all representations and warranties with respect to the Subservicer itself as of the Reconstitution Date of the related Pass-Through Transfer that conform in all material respects to the representations and warranties in this Agreement;

(b) negotiate in good faith and execute any Reconstitution Agreement required by the shelf registrant to effectuate the foregoing provided that (i) such Reconstitution Agreement contains servicing provisions substantially similar to those herein or are otherwise acceptable to the Subservicer in its sole discretion and (ii) the Subservicer’s refusal to execute any Reconstitution Agreement or related documents may be based on any provision which materially (A) increases the liability or obligations of the Subservicer and/or (B) deprives the Subservicer of the economic benefit intended to be conferred by this Agreement;

(c) provide as applicable:

(i) any and all information and appropriate verification of information which may be reasonably available to the Subservicer, including the Subservicer's applicable foreclosure, delinquency experience and the Subservicer's underwriting standards, whether through letters of its auditors and counsel or otherwise, as the Company shall reasonably request;

(ii) such additional opinions of counsel, letters from auditors, and certificates of public officials or officers of the Subservicer as are reasonably believed necessary by the Trustee, any Rating Agency, or the Company, as the case may be, in connection with such Pass-Through Transfers. The Company shall pay all third party costs associated with the preparation of such information. Under this Agreement, the Subservicer shall retain a servicing fee at a rate per annum equal to no less than the rate specified on the Mortgage Loan Schedule for such Mortgage Loan; and

(d) indemnify the Company for any material misstatements contained in the information provided pursuant to (c) above.

The Company hereby agrees to reimburse the Subservicer for reasonable expenses incurred by the Subservicer that relate to reviewing and commenting on the Reconstitution Agreement for such Pass-Through Transfer. All Mortgage Loans not sold or transferred pursuant to a Pass-Through Transfer shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.01     Successor to the Subservicer.

Upon termination of the Subservicer’s responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01, or 10.01(iv) or (v), the Company shall appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Subservicer under this Agreement prior to the termination of the Subservicer’s responsibilities, duties and liabilities under this Agreement. Each Rating Agency for a related securitization shall be given prior written notice of the identity of the proposed successor and each Rating Agency’s rating of the related securities in effect immediately prior to such appointment will not be downgraded, qualified or withdrawn as a result of such appointment, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee. In connection with such appointment and assumption, the Company may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Company and such successor shall agree. In the event that the Subservicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Subservicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor; provided, however, that a successor servicer shall be in place within 210 days of the date the Subservicer acquires knowledge of such termination. Except as provided for in the preceding sentence, the resignation or removal of the Subservicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Subservicer of the representations and warranties made pursuant to Article III and the remedies available to the Company under Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Subservicer notwithstanding any such resignation or termination of the Subservicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Subservicer and to the Company an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Subservicer or termination of this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the Company may have against the Subservicer arising prior to any such termination or resignation.

The Subservicer shall promptly deliver to the successor the funds in the Protected Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Subservicer shall account for all funds. The Subservicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

Upon a successor’s acceptance of appointment as such, the Subservicer shall notify the Company of such appointment.

Section 12.02     Amendment.

This Agreement may be amended from time to time by the Subservicer and the Company with the prior written consent of the Master Servicer and the Depositor; provided that the party requesting such amendment shall, at its own expense, provide the Master Servicer and the Depositor with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the certificateholders in the Mortgage Loans. Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the certificateholders in the Mortgage Loans if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the certificates (and any Opinion of Counsel received by the the Master Servicer and the Depositor in connection with any such amendment may rely expressly on such confirmation as the basis therefor); provided, however, this Agreement may be amended by the Subservicer and the Company from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Company and its counsel, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission.

Section 12.03     Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.04     Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i) if to the Subservicer with respect to servicing issues:

GMAC Mortgage Corporation
100 Witmer Road
Horsham, PA 19044
Attn: Executive Vice-President National Loan Administration

With a copy to:

GMAC Mortgage Corporation
3451 Hammond Ave.
Waterloo, IA 50702-5345
Attention: General Manager
Telecopier No.: 319-236-5175

With a copy to:

GMAC Mortgage Corporation
100 Witmer Rd.
Horsham, PA 19044
Attention: General Counsel
Telecopier No.: 215-682-1467

or such other address as may hereafter be furnished to the Company in writing by the Subservicer;

(ii) to the Company:

MortgageIT, Inc.
33 Maiden Lane
New York, New York 10038
Attention: Chief Credit Officer
Telecopier No.: (212) 363-4647

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 12.05     Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.06     Exhibits and Schedules.

The exhibits, schedules and other addenda and supplements to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 12.07     General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 12.08     Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 12.09     Confidentiality of Information.

The Subservicer and the Company each agrees that any information and documents that are furnished for the purposes of performing under this Agreement or that are produced or are otherwise furnished to or come to the attention of either party are proprietary and shall be used only for the purposes of this Agreement. This information includes the terms of this Agreement, technical specifications and operating manuals, services and information concerning current, future, or proposed products and services and combinations of products and services; product and services descriptions; financial information; information related to mergers or acquisitions; passwords and security procedures; computer programs, software, and software documentation; customer and/or prospective client lists, and all other information relating in any way to the customer and/or prospective client; printouts; records; policies, practices and procedures; and any or all other information, data or materials relating to the business, trade secrets and technology of either party, its customers, clients, employees, business affairs, affiliates, subsidiaries and the affiliates of its parent organization (all of the foregoing collectively referred to as “Confidential Information”). Neither party shall, without the prior consent of the other party, advertise or announce that it is providing or has provided services to the other party, or otherwise use any trade name, trademark, service mark or other information which identifies the other party or its affiliates in a party’s marketing and publicity activities.

Each party shall maintain the Confidential Information of the other in confidence using the same care and discretion to avoid disclosure of Confidential Information as it uses to protect its own confidential information that it does not want disclosed, but in no event less than a reasonable standard of care; provided, however, the Trustee and the Master Servicer may disclose on a confidential basis any Confidential Information to its agents, auditors and attorneys in connection with its performance of its responsibilities hereunder and under the Pooling and Servicing Agreement. Each party further agrees to (a) restrict disclosure of Confidential Information of the disclosing party solely to persons who need to know the Confidential Information to perform under this Agreement, (b) not to disclose any Confidential Information to any third party or copy Confidential Information without written approval of the disclosing party, and (c) inform those third parties and other persons who receive Confidential Information of its confidential nature and obtain their agreement to abide by the obligations set forth herein. Each party shall implement all policies and procedures to ensure compliance with all applicable provisions of the Privacy Requirements.

The obligations imposed under this Agreement shall not apply to Confidential Information that is (a) made public by the party whose Confidential Information is disclosed, party, (b) generally available to the public other than by a breach of this Agreement by the receiving party, its employees or agents, (c) necessary to be disclosed or used by either party in litigation with the other party or (d) rightfully received from a third person having the legal right to disclose the Confidential Information free of any obligation of confidence, nor shall this Section 11.09 be deemed to prohibit any disclosure by a party that is necessary or appropriate in such party’s work with legal counsel, accountants, auditors or as required by applicable law or regulation. In the event that the receiving party, or any of such party’s agents or employees, becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil or criminal investigative demand or similar process) to disclose any Confidential Information of the disclosing party, such receiving party shall provide prompt prior notice to the disclosing party so that it may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or that the disclosing party waives compliance with the provisions of this Section 11.09, the receiving party will furnish only that portion of the Confidential Information which in the judgment of its counsel is legally required and will exercise reasonable efforts to obtain assurances that confidential treatment will be accorded the Confidential Information.

Each party acknowledges and agrees that any breach or threatened breach of any of the provisions of this Section 12.09 by the other party will result in immediate and irreparable harm and that any remedies at law in such event will be inadequate. The parties agree that such breaches, whether threatened or actual, will give the disclosing party the right to obtain injunctive relief to restrain such disclosure or use. This right shall, however, be in addition to and not in lieu of any other remedies at law or in equity.

Upon termination of the Agreement, all copies of the Confidential Information will either be destroyed or returned to the disclosing party immediately upon such party’s request. Each party agrees that it will not retain any copy, summary or extract of the Confidential Information or any related work papers on any storage medium whatsoever. Notwithstanding anything to the contrary contained herein, neither party shall in any event have any obligation hereunder to destroy Mortgage Loan Documents related thereto.

The Subservicer and the Company each acknowledges that the provisions of the federal securities laws restrict any person who is in the possession of material, non-public information regarding any company from purchasing or selling securities of such company and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Subservicer and the Company each agrees to abide by such laws as they relate to the other’s securities and Confidential Information.

Section 12.10     Assignment by the Company.

No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. The Company shall have the right, without the consent of the Subservicer but subject to the limits set forth in this Agreement hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Company hereunder and the assignee or designee shall accede to the rights and obligations hereunder of the Company with respect to such Mortgage Loans provided that (a) the Company and any such assignee or designee execute an assignment and assumption agreement reasonably acceptable to the Subservicer, (b) such Person has a tangible net worth of $20 million or such Person is otherwise acceptable to the Subservicer, in its sole and absolute discretion, (c) there shall not be more than three (3) owners of the Mortgage Loans exclusive of the Mortgage Loans included in a Pass-Through Transfer, and (d) the Company provides the Subservicer with written notice of the transfer thirty (30) days prior to the effective date of such transfer. All references to the Company in this Agreement shall be deemed to include its assignees or designees.

Section 12.11     No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Subservicer shall be rendered as an independent contractor and not as agent for Company.

Section 12.12     Counterparts; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the Subservicer and the Company and their respective successors and assigns.

Section 12.13     Entire Agreement.

Each of the Subservicer and the Company acknowledges that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto with respect to the matters set forth herein, and shall be binding upon all successors of both parties.

Section 12.14     Further Agreements.

The Subservicer and the Company each agrees to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purpose of this Agreement.

Section 12.15     Third Party Beneficiary.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Depositor receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Subservicer shall have the same obligations to the Master Servicer and the Depositor as if they were parties to this Agreement, and the Master Servicer and the Depositor shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Subservicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Depositor hereunder (other than the right to indemnification) shall terminate upon the termination of the trust fund.

IN WITNESS WHEREOF, the Subservicer and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

MORTGAGEIT, INC.

By: /s/ Andy Occhino
Name: Andy Occhino
Title: General Counsel and Secretary

GMAC MORTGAGE CORPORATION

By: /s/ Wesley B. Howland
Name: Wesley B. Howland
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Available Upon Request

A-1

EXHIBIT B

FORMS OF PROTECTED ACCOUNT CERTIFICATIONS

PROTECTED ACCOUNT CERTIFICATION

____________________, 20 _______

GMAC Mortgage Corporation hereby certifies that it has established the account described below as a Protected Account pursuant to Section 4.04 of the Subservicing Agreement, dated as of ______________________, 20 ________,.

Title of Account:	GMAC Mortgage Corporation Protected Account in trust for [Company][Name of Trust] - P & I
Address of office or branch of the Subservicer at which Account is maintained:

GMAC MORTGAGE CORPORATION

GMAC MORTGAGE CORPORATION Subservicer
By: _________________________________ Name: _______________________________ Title: ________________________________

B-1

EXHIBIT C

FORMS OF ESCROW ACCOUNT CERTIFICATIONS

ESCROW ACCOUNT CERTIFICATION

____________________, 20 _______

GMAC Mortgage Corporation hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Subservicing Agreement, dated as of ______________________, 20 ________,.

Title of Account:	GMAC Mortgage Corporation Escrow Account in trust for [Company][Name of Trust]- T & I
Address of office or branch of the Subservicer at which Account is maintained:

GMAC MORTGAGE CORPORATION

GMAC MORTGAGE CORPORATION Subservicer
By: _________________________________ Name: _______________________________ Title: ________________________________

C-1

EXHIBIT D

LOAN LEVEL FORMAT FOR TAPE INPUT,
SUBSERVICER PERIOD REPORTING

Exhibit 1: Standard File Layout - Scheduled/Scheduled
Column Name	Description	Decimal	Format Comment
LOAN_NBR	Loan Number assigned by investor		Text up to 10 digits
SERVICER LOAN_NBR	Subservicer Loan Number		Text up to 10 digits
BORROWER_NAME	Mortgagor name assigned to Note		Max length of 30
SCHED_PMT_AMT	P&I constant	2	No commas(,) or dollar signs ($)
NOTE_INT_RATE	Gross Interest Rate	4	Max length of 6
NET_RATE	Gross Interest Rate less the Service Fee Rate	4	Max length of 6
SERV_FEE_RATE	Service Fee Rate	4	Max length of 6
NEW_PAY_AMT	ARM loan's forecasted P&I constant	2	No commas(,) or dollar signs ($)
NEW_LOAN_RATE	ARM loan's forecasted Gross Interest Rate	4	Max length of 6
ARM_INDEX_RATE	ARM loan's index Rate used	4	Max length of 6
ACTL_BEG_BAL	Beginning Actual Balance	2	No commas(,) or dollar signs ($)
ACTL_END_BAL	Ending Actual Balance	2	No commas(,) or dollar signs ($)
NEXT_DUE_DATE	Borrower's next due date		MM/DD/YYYY
CURT_AMT_1	Curtailment Amount	2	No commas(,) or dollar signs ($)
CURT_DATE_1	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_ AMT_1	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_2	Curtailment Amount 2	2	No commas(,) or dollar signs ($)
CURT_DATE_2	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_ AMT2	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_3	Curtailment Amount 3	2	No commas(,) or dollar signs ($)
CURT_DATE_3	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_AMT3	Curtailment Interest, if applicable	2	No commas(,) or dollar signs ($)
SCHED_BEG_BAL	Beginning Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_END_BAL	Ending Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_PRIN_AMT	Scheduled Principal portion of P&I	2	No commas(,) or dollar signs ($)
SCHED_NET_INT	Scheduled Net Interest (less Service Fee) portion of P&I	2	No commas(,) or dollar signs ($)
LIQ_AMT	Liquidation Principal Amt to bring balance to zero	2	No commas(,) or dollar signs ($)
PIF_DATE	Liquidation Date		MM/DD/YYYY
ACTION_CODE	Either 60 for liquidation or 65 for Repurchase		Max length of 2
PRIN_ADJ_AMT	Principal Adjustments made to loan, if applicable	2	No commas(,) or dollar signs ($)
INT_ADJ_AMT	Interest Adjustment made to loan, if applicable	2	No commas(,) or dollar signs ($)
PREPAYMENT PENALTY AMT	Prepayment penalty amount, if applicable	2	No commas(,) or dollar signs ($)
SOILDER_SAILOR ADJ AMT	Soldier and Sailor Adjustment amount, if applicable	2	No commas(,) or dollar signs ($)
NON ADV LOAN AMT	Non Recoverable Loan Amount, if applicable	2	No commas(,) or dollar signs ($)

D-1

EXHIBIT E

REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

Exhibit: Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SUBSERVICER_LOAN_NBR	A unique number assigned to a loan by the Subservicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Subservicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Subservicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY

Column/Header Name	Description	Decimal	Format Comment
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Subservicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
•	ASUM-	Approved Assumption
•	BAP-	Borrower Assistance Program
•	CO-	Charge Off
•	DIL-	Deed-in-Lieu
•	FFA-	Formal Forbearance Agreement
•	MOD-	Loan Modification
•	PRE-	Pre-Sale
•	SS-	Short Sale
•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Subservicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:
•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT F

CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.
Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Subservicer.

13.	The total of lines 1 through 12.

Credits:

14-21.
Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

F-1

EXHIBIT 3A: CALCULATION OF REALIZED LOSS/GAIN FORM 332

WELLS FARGO BANK, N.A.

CALCULATION OF REALIZED LOSS/GAIN

Prepared by: __________________  Date: _______________
Phone: ______________________ Email Address:_____________________

Subservicer Loan No.	Subservicer Name	Subservicer Address

WELLS FARGO BANK, N.A. Loan No.  ___________________________________________________
Borrower's Name: ____________________________________________________________________
Property Address: ___________________________________________________________________
Liquidation and Acquisition Expenses:
(1) Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2) Interest accrued at Net Rate	(2)
(3) Accrued Servicing Fees	(3)
(4) Attorney's Fees	(4)
(5) Taxes	(5)
(6) Property Maintenance	(6)
(7) MI/Hazard Insurance Premiums	(7)
(8) Utility Expenses	(8)
(9) Appraisal/BPO	(9)
(10) Property Inspections	(10)
(11) FC Costs/Other Legal Expenses	(11)
(12) Other (itemize)	$(12)
HOA/Condo Fees ____________________
Cash for Keys _______________________
___________________________________
___________________________________

Total Expenses	$(13)
Credits:
(14) Escrow Balance	(14)
(15) HIP Refund	(15)
(16) Rental Receipts	(16)
(17) Hazard Loss Proceeds	(17)
(18) Primary Mortgage Insurance Proceeds	(18)
(19) Pool Insurance Proceeds	(19)
(20) Proceeds from Sale of Acquired Property	(20)
(21) Other (itemize)	(21)

Total Credits	$(22)

Total Realized Loss (or Amount of Gain)	$(23)

3A-1

EXHIBIT G

ELIGIBILITY CRITERIA

Loan Types:	Conventional and government

Interest rate types:	Fixed and adjustable rate

Lien Position types:	First lien

Collateral types:	1-4 family, residential properties

Credit types:	Prime and sub-prime

Age limitations:	N/A

Geographic limitations:	N/A

Disposition:	Loans securitized as of the date of transfer and for which Subservicer is the sole servicer of all loans in the security.

G-1

EXHIBIT H

SERVICING TRANSFER INSTRUCTIONS

TRANSFER INSTRUCTIONS

TABLE OF CONTENTS

I MANUAL TRANSFERS	H-3

II GENERAL REQUIREMENTS	H-6

DEFINITIONS	H-6
TRANSFER OF RECORDS	H-6
A) ASSIGNMENT OF GMAC MORTGAGE LOAN NUMBERS	H-6
B) SUSPENSE/CORPORATE BALANCES	H-6
C) INTEREST ON ESCROW REQUIREMENTS	H-6
D) YEAR-END REPORTING	H-7
E) BUYDOWN REQUIREMENTS	H-7
F) MULTIPLE CO-BORROWERS	H-7
G) CLOSING ESCROW BALANCES	H-8
H) SECOND MORTGAGES	H-8
I) GRADUATED PAYMENTS	H-8
J) ARM OR BALLOON LOANS	H-8
K) PROGRAM DELIVERIES	H-8
L) RETENTION OF SUPPORTING DOCUMENTATION	H-9
M) LIEN RELEASE	H-9

III MISCELLANEOUS	H-10

A) PAYMENTS RECEIVED AFTER TRANSFER DATE	H-10
B) CORRESPONDENCE RECEIVED AFTER TRANSFER DATE	H-10
C) RETURN MAIL	H-10

IV BORROWER NOTIFICATION	H-11

V SERVICING FILES	H-12

VI MERS	H-13

VII INVESTOR INFORMATION	H-14

VIII TAX REQUIREMENTS	H-15

IX HAZARD/FLOOD INSURANCE REQUIREMENTS	H-16

X ESCROW HOLDBACK FOR REPAIRS	H-18

XI PMI/MI REQUIREMENTS	H-19

XII LENDER-PLACED POOL INSURANCE	H-21

XIII LOSS DRAFT	H-22

XXIV LIEN RELEASE	H-23

PAYOFFS	H-23

XV DISHONORED AND MISAPPLIED PAYMENTS	H-24

ATTACHMENT 1 - Electronic Data File	H-25

ATTACHMENT 2 - GMAC MORTGAGE ADDRESSES	H-26

ATTACHMENT 3 - GMAC MORTGAGE CONTACTS	H-28

ATTACHMENT 4 - SERVICING TRANSFER INFORMATION ENCLOSURE SHEET	H-29

ATTACHMENT 5 - CUSTOMER NOTIFICATION LETTER	H-29

ATTACHMENT 6 - ARM PLAN CODE	H-32

ATTACHMENT 7 - PROGRAMS	H-34

ATTACHMENT 8 - Hazard Claim Information	H-35

I MANUAL TRANSFERS

For any portfolio determined to be a manual conversion process, Seller will provide the following for each loan included in the manual transfer:

A)	Electronic Data Files (WILMA)

1.
Company will provide a test file (via email in Excel format) of the Electronic Data File (see below) no later than 30 days prior to the Transfer Date. Within 48 hours of receipt, GMAC Mortgage will review the file and advise Seller of any problems. GMAC Mortgage may request the Company to transmit additional information.

2.
Within 1 Business Day after the Transfer Date, Company shall provide a final Electronic Data File (data as of Transfer Cutoff Date) of the required fields listed below for each loan. Such file shall be sent via email in Excel format (WinZip file with password or encrypt with PGP). Within 24 hours of receipt, GMAC Mortgage will review the file and advise Seller of any problems.

3.	All electronic files shall be delivered (via Email) to Elaine_Kanter@GMACM.com

4.
Loans on Electronic Data Files received in the last three (3) Business Days of the month will not be guaranteed to be on GMAC Mortgage’s servicing system by month-end. Any loans which are not on GMAC Mortgage’s servicing system will not be included on month-end reports.

Fields to be on the Electronic Data File, in the layout order specified. Fields should be populated with value, dollar, zero or blank. Do not use NA. See field specifications in Attachment 1 (Excel spreadsheet).

1. Agency Pool # (if applicable)	2. Agency loan number	3. GMAC MORTGAGE assigned loan number
4. Company loan number	5. Current UPB	6. Agency Issued UPB
7. Escrow balance	8. Buydown Subsidy balance	9. Suspense balance
10. Accrued Late Charge balance	11. Late Charge percentage	12. Late Charge option
13. Note Rate	14. Pass Thru Rate	15. Net Service Fee Rate
16. Agency Guaranty Fee Rate	17. P&I Payment	18. T&I Payment
19. Total Customer Payment	20. First Payment Due Loan	21. Current Due Date
22. Origination Date	23. Maturity Date	24. Pool Issue Date
25. Remittance Type/Date	26. Loan Term	27. Loan Purpose
28. Financial Plan Code	29. Number of Units	30. Original Loan Amount
31. Appraised Value	32. Original LTV Percent	33. Property Type
34. Occupancy Code	35. Customer Last Name	36. Customer First Name
37. Customer Middle Name	38. Co-Customer Last Name	39. Co-Customer First Name
40. Co-Customer Middle Name	41. Property Street Address	42. Property City
43. Property County Name	44. Property State	45. Property Zip Code
46. Mailing Street Address	47. Mailing City	48. Mailing State
49. Mailing Zip Code	50. Customer Home Telephone	51. Customer Work Telephone
52. Miscellaneous Cost	53. Customer Social Security	54. Co-Customer Social Security

55. Tax Service Fee	56. Flood Insurance Required	57. Escrow Tax monthly
58. Monthly Escrow Property Insurance	59. Monthly Escrow PMI	60. PMI/MI Company Code
61. PMI/MI Company Policy	62. PMI Pool Code	63. PMI Pool Policy Number
64. Delinquency Indicator	65. Agency Funding Date	66. Loan Type
67. Sales Price	68. Assumption Allowed	69. Prepayment Penalty
70. MERS Min #	71. GMAC MORTGAGE Company ID	72. STR GROUP #
73. MI % Coverage	74. Points	75. Cash Settlement Interest
76. GM/GM Refi Loan Number	77. Grace Days	78. MI Up-front Premium
79. Margin	80. Max Interest Rate	81. Min Interest Rate
82. Tax Contract Number	83. Non Cash Settlement Interest	84. Product Code
85. MERS MOM Flag	86. MERS Registered Flag	87. MERS Quality Review Flag
88. Affinity Name	89. MI Cancellation Date	90. MI Termination Date
91. Fidelity Fund Source	92. Lien Type	93. Flood Zone
94. Flood Vendor	95. Flood Certificate Number	96. Buydown Original Total Term
97. Buydown Term	98. 1st Buydown Subsidy Amount	99. 2nd Buydown subsidy amount
100. Original Buydown Balance	101. FNMA Timely Payment Reward Code (Cash delivery only)	102. Converted Arm to Fixed Rate
103. Converted Construction Loan	104. FHLMC Alt A Program Loan	105. Sellers Correspondent ID
106. RHS/RECD/Target Lending Initiative Loan	107. Program Type	108. Converted Balloon loan
109. Documentation Type (characteristics)	110. A minus Credit Quality Program	111. Prepayment Penalty Loan %
112. PI Change Date	113. Interest Rate Change Date	114. Look back days
115. Index	116. Rate Change Frequency	117. Payment Change Frequency
118. Rounding Factor

B)	Servicing Files

1.
Company shall deliver to GMAC Mortgage a servicing file for each loan in the Manual Transfer. Files will contain, but not be limited to, the documents identified below (as applicable) which are critical for boarding the loans to GMAC Mortgage’s system:

•	Legal Description (Exhibit A) / Tax Contract (copy)

•	Homeowner authorization if NY or NJ

•	Copy of Note with all riders

•	Buydown agreement/rider

•	Copy of recorded Mortgage/Deed of Trust with riders (if recorded copy is not available; provide copy of unrecorded document)

•	Funding Letter/First Payment Letter

•	RESPA/Escrow Account Disclosure

•	HUD-1 Settlement Statement - final

•	Loan Application Form 1003 (initial and final signed application)

•	Appraisal/PSAR (with all attachments)

•	Certificate of Flood Zone Rating

•	Evidence of Insurance

•	Applicable Mortgage Insurance: PMI commitment, FHA MIC, VA LGC

•	PMI Disclosure statement

•	Tax Certification

•	System master file record

•	Payment history from origination to current year-to-date

2.	Please refer to Section V for information on file labels and shipping.

II GENERAL REQUIREMENTS

DEFINITIONS

For the purpose of these Transfer Instructions, unless otherwise indicated, all terms shall have the meanings defined in the Agreement, dated as of February 1, 2006, between Mortgage IT (Company) and GMAC Mortgage Corporation (Servicer).

•	Transfer Date: The date GMAC Mortgage will assume physical servicing of the mortgage loans. Such date to be established by Company and GMAC Mortgage.

•	Transfer Cutoff Date: The end of business on the Business Day immediately preceding the Transfer Date.

TRANSFER OF RECORDS

Seller shall ensure all documents, files, reports, and similar items are delivered to GMAC Mortgage. Any documents transferred from Company to GMAC Mortgage at any time in connection herewith shall include GMAC Mortgage’s loan number and be grouped based on type of material, e.g. insurance, tax, customer service.

All files and related information as detailed within these Transfer Instructions must be received by GMAC Mortgage no later than three (3) Business Days after Transfer Date unless otherwise designated.

Unless indicated otherwise, all information in this Exhibit required effecting the transfer and all information received subsequent to the transfer, will be delivered to GMAC Mortgage as follows:

GMAC Mortgage Corporation
3451 Hammond Avenue
Waterloo, Iowa 50702
Attn: Elaine Kanter

A)	ASSIGNMENT OF GMAC MORTGAGE LOAN NUMBERS

1.	GMAC Mortgage will provide loan numbers for Company to assign and use in data and record transmissions. Company will assign all loan numbers in sequence.

B)	SUSPENSE/CORPORATE BALANCES *if applicable

1.	Report in loan number order to reflect the negative suspense and/or corporate advance, and attach sufficient written documentation to support the advance.

C) INTEREST ON ESCROW REQUIREMENTS *if applicable

1.
Company will be responsible for posting interest on escrow for each loan on which the property is located in an area that requires interest to be paid on escrow accounts, from the closing date of the loan to receipt of loan data by GMAC Mortgage.

D)	YEAR-END REPORTING

1.
Company will report to the IRS and provide to Mortgagor all 1099 forms required reflecting the amount of interest and discount points paid at time of loan closing and any interest paid prior to the Transfer Date. Interest paid on subject mortgage loan while GMAC Mortgage is servicer of record will be reported by GMAC Mortgage.

E)	BUYDOWN REQUIREMENTS * if applicable

1.	List of all loans in the transfer with buydown subsidy. If loans are not identified, GMAC Mortgage will bill Company for costs associated with the manual identification of a buydown loan.

2.	Copy of each Buydown Schedule, Buydown Agreement and HUD1 in the Mortgage Loan file to include the following for each account:
a)	Loan number

b)	Original loan amount

c)	First payment due date

d)	Current monthly buydown payment amount

e)	Next buydown payment change due date

f)	Next buydown payment change amount

g)	Remaining buydown funds balance

h)	Indicate whether Lender Funded, Builder Funded or Present Value

3.	All Buydown balances must be fully funded and, at the time of transfer, the balance must be equal to the calculated balance of the buydown subsidy as detailed in each buydown schedule.

F)	MULTIPLE CO-BORROWERS

1.	For each loan with multiple co-borrowers (more than a primary and one co-borrower), Company shall provide a listing, in Excel format, to contain the following information:
a)	GMAC Mortgage loan number

b)	Co-borrower names

c)	Social Security numbers

G)	CLOSING ESCROW BALANCES *if applicable

a)	Company shall ensure all escrow funds collected at closing have been deposited into the customer’s escrow account

H) SECOND MORTGAGES *if applicable

1.
For each second mortgage included in the transfer, Company shall ensure the holder of the first mortgage is notified of the servicing transfer. Copies of such notifications are to be provided to GMAC Mortgage in the Servicing File.

2.	Listing of these loans to include: name, address and phone number of the mortgage company that services the first mortgage.

I)	GRADUATED PAYMENTS *if applicable

1.	Listing in loan number order, of all GPM loans involved in the transfer to include, but not be limited to the following for each account
a)	Loan number

b)	Current payment amount

c)	Next effective payment change date

d)	Effect payment amount with next change date

e)	Deferred Interest Balance

f)	Agency document

J)	ARM OR BALLOON LOANS *if applicable

1.
For each Adjustable Rate Mortgage Loan having an interest change date within 15-30 Days after the Transfer Date, Company warrants periodic Interest Rate and payment adjustments have been made and the customer has been notified of such adjustments as specified by the Note. A listing of loans that were not adjusted due to the release of the index shall be provided.

2.	Provide a listing of balloon loans or code appropriately on Attachment 1. Attachment 6 identifies GMAC Mortgage’s ARM and Balloon plan codes for coding on the Electronic Data File.

K)	PROGRAM DELIVERIES *if applicable

1.	Attachment 7 identifies GMAC Mortgage’s program codes for coding on the Electronic Data File.

L)	RETENTION OF SUPPORTING DOCUMENTATION

1.
Subsequent to the Transfer Date, Company will provide GMAC Mortgage, upon request, payment histories, canceled checks, vouchers, bills and other pertinent documents within five business days of written request by GMAC Mortgage to assist GMAC Mortgage in disputes with outside agencies, other than the titleholder or attorney (e.g. taxing authorities, PMI companies, hazard insurance companies, etc.). In those situations involving attorneys or disputes with the customer, Company will provide requested information within 48 hours of written request.

M)	SOLDIERS’ AND SAILORS’ CIVIL RELIEF ACT OF 1940 (SSCRA)

1.	Company shall provide a listing of all SSCRA loans in loan number order, in Excel format on diskette, to include the following:
a)	If subsidized, provide Soldier and Sailor subsidy with subsidy start date, payment subsidy amount and full P&I amount -OR-

b)	If interest rate reduced to 6%, provide start date

c)	Copy of government work order

d)	Copies of Note and Loan Application

e)	Payment schedule showing full funding to date of shortage

2.	Company must file claims as applicable for reimbursement of funds expensed during the time they serviced the loan.

III MISCELLANEOUS

Unless otherwise stated, use Attachment 4 for the following:

A)	PAYMENTS RECEIVED AFTER TRANSFER DATE

As applicable, forward payments to GMAC Mortgage, identifying all loans with GMAC Mortgage loan number, on the day received by overnight delivery service to Payment Processing Unit. Checks shall be securely bundled in the same order as listed on Attachment 4.

1.	Identify all checks with GMAC Mortgage’s loan number in the upper right corner, and endorse as follows:

Pay to the Order of GMAC Mortgage without Recourse

By ______________________________________________________________________
(Signer’s Name)
(Signer's Title)
(Company Name)

2.	Checks that include funds for multiple accounts--provide detail listing with GMAC Mortgage’s loan number and the amount due to each account.

3.
Payoff checks received, but not applied as of Transfer Cutoff Date, shall be identified with GMAC Mortgage’s loan number, be properly endorsed and forwarded to GMAC Mortgage as follows: Attn: Darcia Meier/Payoff Processing, 3451 Hammond Avenue, Waterloo, IA 50702.

B)	CORRESPONDENCE RECEIVED AFTER TRANSFER DATE

All correspondence, insurance renewals, cancellation notices, customer inquiries, etc., received after the Transfer Date should be grouped accordingly and identified with GMAC Mortgage’s loan number and forwarded to GMAC Mortgage on a daily basis. Any materials received by Company which reasonably requires expedited handling to protect the security, the Company’s interest, or the reasonable needs or obligations of GMAC Mortgage as Servicer, then all such materials shall be sent by overnight delivery.

C)	RETURN MAIL

1.	Company will ensure all return mail is forwarded to GMAC Mortgage, (including the envelope with forwarding address information received on returned “Goodbye” letter).

IV CUSTOMER NOTIFICATION

A)
Company will ensure all Mortgagors are notified of the transfer and when and where to make payments after the Transfer Date. The letter affecting such notification shall be subject to review and approval by GMAC Mortgage. Such notification shall be provided no later than fifteen days prior to the Transfer Date.

B)	To assist in an efficient transfer process, the customers, and all individuals involved should be aware of the following:

1.
GMAC Mortgage will provide each Mortgagor with a new loan number and will provide a mortgage account statement as soon as the loans are set up on our system. Please advise customers to remit future payments to the address listed below, until they begin receiving mortgage account statements from GMAC Mortgage:

GMAC Mortgage Corporation
Attn: Payment Processing
PO Box 780
Waterloo, IA 50704-0780

2.
GMAC Mortgage will be responsible for IRS reporting for the period of time that GMAC Mortgage services the loan (1st payment to due GMAC Mortgage through year-end). Company will be responsible for IRS reporting for the prior period of time.

3.
GMAC Mortgage does not collect Condo association dues with the monthly payment. If condominiums are included in this transfer and you presently collect association fees, the Mortgagor should be advised to pay those fees directly to the association.

4.
GMAC Mortgage provides the following toll-free Customer Service number for customer inquiries: 1-800-766-4622. Customer Service hours are Monday through Friday 7 a.m. to 9 p.m. CT, and Saturday 9 a.m. to 1 p.m. CT.

5.	Advise the customer their optional insurance coverage is not transferable.

6.	Advise the customer their automatic payment option is not transferable. GMAC Mortgage does offer an automatic payment option and customers may enroll in this service after transfer.

7.	GMAC Mortgage offers web site and email capabilities to its customers.

Customers should be advised to forward written inquiries to the following address:

GMAC Mortgage Corporation
Attn: Customer Service Department
PO Box 4622
Waterloo, Iowa 50704-4622

**Sample copy of Customer Notification Letter (Attachment 5).

**This letter encompasses the necessary required regulations in the Servicing Regulation 1990 Housing Act .

V SERVICING FILES

A)	Servicing files shall contain the documents as defined in Section I B.

1.	Files will be organized consistently.

2.	Secure documents with a two-hole fastener at the top center, in a legal size folder.

3.	Files shall be labeled as follows:

a)	Company shall create bar-coded labels and affix them to the files. GMAC Mortgage will provide direction for creating labels under separate cover.

4.	Files shall be boxed in the GMAC Mortgage’s loan number order.

B)	Servicing Files to be delivered to GMAC Mortgage’s office 3 Business Days after the Transfer Date via insured shipping as follows:

1.
Boxes should be standard size (15”L x 12”W x 10”H) with double wall construction and separate lids. Please ensure boxes are in good condition. Boxes should weigh between 30 to 35 pounds. If the number of files being shipped will not completely fill the standard box size, a smaller box size (e.g., FedEx box) can be used. Boxes larger than the standard size are not acceptable.

2.	A packing list shall be included for validation of receipt by GMAC Mortgage.

3.	Servicing Files should be shipped to:

Mailing Address:
GMAC MORTGAGE CORPORATION
Loan Set-Up Department
ATTN: Mail Desk
3451 Hammond Avenue
Waterloo, Iowa 50702

VI MERS

A)	Provide GMAC Mortgage with appropriate data at Transfer Date (in Electronic Data File)

1.	MERS min number

2.	Identification of a MOM (MERS as Original Mortgagee) loan

3.	MERS registered flag

4.	MERS quality review flag

B)	MERS org numbers are as follows:

1.	1000375 - GMAC Mortgage should be listed as servicer.

2.	1001262 - Company (Mortgage IT) should be listed as investor

C)	Company shall complete the transfer of servicing right to GMAC Mortgage (org ID 1000375) and complete the transfer of beneficial rights to Company (org ID 1001262).

D)
For any loans not previously registered with MERS, GMAC Mortgage has the ability to register loans with MERS for a $5.00 fee (fee subject to change with 30 day notice). Please contact the MERS Administrator for further details.

E)	Company is responsible for all transfer fees associated with MERS.

F)	Company shall pay for all loans transferred on MERS in error.

G)	For any MERS non-MOM loans, Company shall ensure an assignment to MERS has been executed and sent for recording. Company will transmit the recording data to MERS upon receipt.

VII CASH MOVEMENT

A)
Escrow balance, suspense balance, and any special escrow reflected as of Transfer Cutoff Date will be transferred to GMAC Mortgage within 24 hours after Transfer Date using the wiring instructions below:

GMAC Mortgage Corporation
First Union
ABA# 031201467
ACCT# 2100018728719
REF: Attn: Mortgage IT Flow & Transfer Date (mmddyy)

VIII TAX REQUIREMENTS

(As Applicable)

A)	Ordering Tax Service

GMAC Mortgage will order the tax contract if Company does not provide a First American tax contract number in the Electronic Data File. Cost for the contracts shall be $85.00 per loan to be paid by Company.

B)	Payment of Taxes and Assessments

Company shall pay, prior to the Transfer Date, property taxes and/or assessments for loans with escrow accounts that are due or will become delinquent up to the Transfer Cutoff Date as well as those due within 30 days after the Transfer Date where bills/tax amounts are available.

C)	For each escrowed account, Company will provide a listing of taxes which are due within 30 days following the Transfer Date and remain unpaid to include the following:

1.	Loan number

2.	Tax type (e.g., county, school, city)

3.	Tax due date

4.	Tax amount due or last paid amount, whichever is applicable

5.	Tax identification number (parcel number)

6.	Payee associated with each parcel

D)	Escrowed for Defined Timeframe

Company will provide a listing of all loans having a predetermined period for taxes to be maintained, to include, but not limited to:

1.	GMAC Mortgage loan number

2.	Period of required escrow

3.	Type of taxes

4.	Customer name

*Please update the Product Code (column 84 in Electronic Data File) accordingly.

E)	Forward documentation of any special tax problems to our Tax Department (see Attachment 2).

IX HAZARD/FLOOD INSURANCE REQUIREMENTS

(As applicable)

A)	Insurance Premium Payment

1.
Company shall pay, prior to the Transfer Date, all insurance premiums due prior to the Transfer Date and within 30 days subsequent to the Transfer Date where bills have been received prior to the Transfer Date.

B)	For each escrowed account, Company will provide a listing of insurance premiums which are due within 30 days following the Transfer Date and remain unpaid to include the following:

1.	Loan number

2.	Payee

3.	Policy number

4.	Coverage Amount

5.	Effective Date of Coverage

6.	Expiration Date of Coverage

7.	Premium Amount

C)	If applicable, Company shall provide a listing of loans on lender placed hazard/binder coverage.

D)	Company shall ensure all loans have life of loan flood contracts.

1.	If no contracts are in place at the time of transfer, GMAC Mortgage will order life of loan flood contracts with First American. Cost for the contracts shall be $19.00 to be paid by Company.

2.
Life of loan flood contracts with First American (FAFDS f/k/a FDSI) or Fidelity (FNFS) can transfer at no charge. Company shall notify First American and/or Fidelity to transfer the flood contracts to GMAC Mortgage.

3.
Life of loan flood contracts with any provider other than FAFDS or FNFS can be converted at a $2.00 fee if Company provides the following information (data may be provided in WILMA file or sent in a separate file). Company shall notify the flood provider(s) to cancel the contract(s).

4.	Company loan number

5.	Purchaser loan number

6.	Customer name

7.	Property address

8.	Vendor name

9.	Certificate number

10.	Flood Zone

E)	Change Endorsements

1.
Company shall prepare and submit to each hazard/flood carrier an original Notice of Change of Mortgagee Clause (loss payable clause) for each loan included in the transfer. The mortgagee clause should read:

GMAC Mortgage
Its successors and/or assigns
PO Box 10430
Van Nuys, CA 91410

F)	Documentation required in the Servicing File:

1.	Original or commitment of the homeowner’s, fire and flood insurance policies in the Servicing File.

2.	FEMA Standard Flood Hazard Determination, in the Servicing File, Form pursuant to the National Flood Insurance Reform Act of 1994.

3.
Loans secured by condominiums and town homes may have individual Certificates of Insurance; however, provide a copy of the Master Policy listing for each condominium or town home project as applicable.

4.	Forward documentation of any special insurance problems to our Insurance Department under separate cover. (See Attachment 2)

X ESCROW HOLDBACK FOR REPAIRS

(As applicable)

A)	Company shall administer all outstanding items relating to Escrow Holdback for repairs.

B)	Company shall provide a listing for of loans with Escrow Holdback for Repairs.

XI PMI/MI REQUIREMENTS

(Mortgage Insurance)

A)	PMI/MI Requirements, as applicable:

1.	Detailed documentation of the loans and of each MI program:

a)
Corporate paid - Monies paid by servicer for premiums due to error being made. (e.g., Disclosure issue) Funds are not paid from the customers escrow account. Life of loan coverage needs to be placed on these accounts prior to loan transfer.*

b)	Lender paid - Funds disbursed out of separate account. When the loan was established the interest rate was adjusted to pay these premiums. (Funds are not paid from the customers escrow account)*

c)	Escrow paid - MI premiums are escrowed into the monthly payment paid by the customer and premiums being paid to the MI companies are disbursed from this account.*

d)
Escrowed PMI with a cancelled coverage - These would be loans we are collecting funds from customer but due to non-payment of premiums the coverage has been cancelled. These items are treated differently as to when/if we are able to reinstate the coverage.*

e)
Cancelled commitments - These premiums would have been cancelled due to lack of information or payment made at closing. These items need to have life of loan coverage placed prior to transfer and we need to be provided a report of these accounts. *

*Provide separate reports for A through E to include the GMAC Mortgage loan number, certificate number, and premium due date.

f)	Special programs - Types of premiums not categorized above.

i) GMAC Mortgage loan number

ii) Type of waivers, or

iii) Reduced MI over term, etc.

2.	Company shall pay all mortgage insurance premiums which will become due during the time they service the loan(s).

B)	PMI/MI Notification

1.
Company shall notify the PMI/MI companies of the transfer of servicing to GMAC Mortgage. Send copies of the notifications to GMAC Mortgage’s MI Department. Include on the notice, the GMAC Mortgage loan number, master policy number, and instructions to send renewal billings and correspondence to:

GMAC Mortgage Corporation, its successors and/or assigns
ATTN: MI Department
P.O. Box 780
Waterloo, Iowa 50704-0780

C)	Cancellation and Termination Dates

1.	Cancellation Dates and Termination Dates shall be provided in the Electronic Data File. Company ensures all the data is accurately populated (columns 89 and 90).

XII LENDER-PLACED POOL INSURANCE

*if applicable

A)	Listing of any Pool insured loans sorted by investor under separate cover, to include:

1.	Company and insurer loan number

2.	Mortgagor’s Name

3.	Loan type

4.	Pool insurance carrier

5.	Payee cross-reference listing

6.	Next premium due date

7.	Actual Certificate number

8.	Premium Amount

9.	Paid by (is premium paid by investor, Company, etc.)

10.	Master Policy Number

11.	Pool Expiration Date

B)	Company shall notify the pool insurance carrier of the transfer of servicing and provide evidence of such notification.

C)	Master policies for all pool policies involved in the transfer.

XIII LOSS DRAFT

A)	Information Required on Loss Drafts Pending

1.	Listing of all loans which have a pending loss draft to include amount of money on deposit for each loss draft. This listing shall include pending claims for loans in foreclosure.

2.	In addition to this listing, GMAC Mortgage should receive a loss draft file for each loan, which contains the following information, properly documented:

a)	Completed cover sheet (Attachment 8) attached to outside of the loss draft file.

b)	Date of loss

c)	Cause of loss

d)	Amount of loss

e)	Amount of insurance proceeds received to date

f)	Information received from contractors or records of conversation with contractors

g)	Correspondence from and/or record of conversation with customers and insurance companies

h)	Status report on repairs

i)	Inspection reports, if any

j)	Report on receipt of future proceeds, if expected (i.e. date expected, amount, etc.)

B)	Wire/ACH the balances of all monies in a restricted field for loss drafts in the timeframes stipulated within the Agreement, to be included in the wire transfer of escrow funds.

C)
Interest on loss draft funds shall be paid directly to the customer prior to the Transfer Date for all loans in the state of NY, and all Federally Declared Disaster areas (this includes any investor, any state, and for every day the funds are held).

XIV LIEN RELEASE

A)
As further detailed below, Company shall provide an electronic file via email (ASCII file), diskette (ASCII file), or 3490 cartridge, depending on the size of the file. Regardless of the media, the record length must be fixed at 5364. See Attachment 11 for vendor layout

1.	On a monthly basis, Company shall provide a text file of the following information:

a)	GMAC Mortgage Loan Number

b)	Deed/Mortgage origination date

c)	Recording date of Deed/Mortgage

d)	Recording information (instrument, book, page, etc.)

e)	Trustor/mortgagor vesting

f)	Original beneficiary/mortgagee

g)	Original trustee

h)	Legal description (parcel, lot, block, section)

2.	All electronic files shall be delivered to GMAC Mortgage as follows:

GMAC Mortgage Corporation
Attn: Barb Frost
3451 Hammond Avenue
Waterloo, IA 50702
Email Address: Barb_Frost@gmacm.com

PAYOFFS

A)	In the event of a payoff, Company will provide GMAC Mortgage with the recording data needed to prepare a Release of Lien within 5 Business Days of request by GMAC Mortgage.

XV DISHONORED AND MISAPPLIED PAYMENTS

A)
Dishonored: Company will ensure the returned check has been presented twice to the bank for good funds prior to requesting reimbursement from GMAC Mortgage. Company will submit the following applicable documentation related to dishonored payment which was not reversed by Company prior to Transfer Cutoff Date:

1.
Original returned or dishonored payment should be provided and clearly reflect the reason the payment was dishonored (e.g. NSF, stop payment, etc.). In the case of a dishonored draft, adequate proof should be provided indicating the bank rejected the draft.

2.	Payment history from point of the dishonored payment to the Transfer Cutoff Date

3.	GMAC Mortgage shall reimburse Company the dishonored payment funds within twenty (20) days of receipt of applicable documentation.

B)
Misapplied Payments: “Misapplied payment” shall mean a Mortgagor payment for which funds have been deposited in an incorrect Escrow Account or applied to an incorrect Mortgagor’s account. The existence of a canceled Mortgagor payment bearing the endorsement of Company, for which funds have not been allocated to the proper Escrow Accounts, shall be considered conclusive evidence of a misapplied payment. Misapplied payments shall be processed as follows:

1.
Both parties shall cooperate in correcting misapplication errors by providing the payment history from point of error to the Transfer Cutoff Date and a copy of the canceled check bearing the endorsement of the servicer responsible for the posting of the missing funds.

2.	The party receiving notice of a misapplied payment occurring prior to the Transfer Date and discovered after the Transfer Date shall immediately notify the other party.

3.
If a misapplied payment cannot be identified by either party and said misapplied payment has resulted in a shortage in a Mortgage account, Company shall be liable for the amount of such shortage. Company shall reimburse GMACM for the amount of such shortage within twenty (20) days after receipt of written demand from GMACM.

4.
Any check issued under the provisions of this paragraph shall be accompanied by a statement indicating the purpose of the check, the mortgagor and property address involved, and the corresponding Company and/or GMACM account number.

ATTACHMENT 1

Reserved for Electronic Data File

ATTACHMENT 2

GMAC MORTGAGE ADDRESSES
Express/Street Address	3451 Hammond Avenue Waterloo, IA 50702
Transfer Coordinator Accounting Coordinator Investor Reconciliation	Attn.: Sales & Acquisitions 3451 Hammond Avenue P.O. Box 780 Waterloo, IA 50704-0780
Servicing Files	Attn.: Loan Set-up Department 3451 Hammond Avenue Waterloo, IA 50702-5345
Property Tax Correspondence	Attn.: Tax Department 3451 Hammond Avenue Waterloo, IA 50702
Mortgage Insurance Correspondence	Attn.: PMI Department 3451 Hammond Avenue Waterloo, IA 50702
Hazard Claim Issues	Attn: Hazard Claims 3451 Hammond Avenue P.O. Box 780 Waterloo, IA 50704
Hazard/Flood Insurance Correspondence	GMAC Mortgage % ZC Sterling P.O. Box 57003 Irvine, CA 92619-7003
Customer Inquiries	Attn.: Customer Service P.O. Box 4622 Waterloo, Iowa 50704-4622
Loan Payments/Misapplied/NSF	Attn.: Payment Processing Unit P.O. Box 780 Waterloo, IA 50704-0780
Default Inquires	Attn: Default Unit 500 Enterprise Horsham, PA 19044

Payoff Funds	Attn.: Payoff Unit Residential Servicing 500 Enterprise, Suite 150 Horsham, PA 19044
Document Request	Attn.: Document Management 3451 Hammond Ave Waterloo, Iowa 50702
Wire Funds Address PI & TI only	Beneficiary Name: GMAC Mortgage Corporation Beneficiary Bank: First Union ABA #: 031201467 A/C #: 2100018728719 Ref.: Mortgage IT
All other communications to	Attn.: Sales and Acquisitions 3451 Hammond Avenue Waterloo, IA 50702

ATTACHMENT 3

GMAC MORTGAGE CONTACTS

Department	Name	Phone
Transfer Coordinator	Elaine Kanter	(319) 236-5558
ARM Conversions,	Rachel Weber	(319) 236-5151
ARM Set-up	Dana Katz	(319) 236-5321
Assumptions	Doris Gilbert	(319) 236-5414
Automatic Payment Plans	Jill Bohlken	(319) 236-5260
Balloon Reset	Rachel Weber	(319) 236-5151
Bankruptcy	Bryan Michaels	(215) 682-1072
Buydown Subsidy; SSCRA	Dana Katz	(319) 236-5321
Customer Service/VRU - toll free		(800) 766-4622
Escrow Analysis	Mary Baker	(319) 236-4746
Hazard Claims	Mary Baker	(319) 236-4746
Hazard Insurance	Joan Johnson	(319) 236-5238
Investor Reporting	John Felix	(215) 682-1699
Loan Set-up Department - WILMA file	Teri Young Doug Earles	(319) 236-4680 (319) 236-5350
MERS Administrator	Nichole McBride	(319) 236-7608
Mortgage Liens	Jo Gordon	(319) 236-7484
Payment Processing/Misapplied/NSF	Vickie Hickson or June Bartlett	(319) 236-5525 (319) 236-5518
Payoffs	Fran Vergara	(215) 682-1630
Assistant Accounting Coordinator/Cash Reconciliation	Jeannie Cronan- Berends	(319) 236-5146

Fax Number (319) 236-4633

Email     First_Last@gmacm.com
               Example: Elaine_Kanter@gmacm.com

ATTACHMENT 4

**For use in forwarding payments, payoff checks, correspondence, bills, renewals, etc.
SERVICING TRANSFER
INFORMATION ENCLOSURE SHEET

DATE: ______________________ TRANSFER CUTOFF DATE: ______________________

TO:         GMAC Mortgage              FROM :________________________________
Sales & Acquisitions
Attention: Elaine Kanter
3451 Hammond Avenue
Waterloo, IA 50702

GMAC MORTGAGE Loan Number	Last Name	Check Amount	Check Number	Date check received	Tax	Ins. Info	Other (please detail)

ATTACHMENT 5

CUSTOMER NOTIFICATION LETTER SAMPLE

DATE

CUSTOMER NAME
CUSTOMER ADDRESS
CUSTOMER CITY, STATE, & ZIP CODE

RE:	SELLING COMPANY ACCOUNT NUMBER GMAC Mortgage Account Number:

We wish to advise you that the "Servicing Rights" for your Mortgage Loan referenced above have been sold. Effective (Transfer Date), GMAC Mortgage will be your new servicer. The original terms and conditions of your Mortgage Loan will remain the same, and this transfer will have no effect on them.

Effective (Transfer Date), please direct payments to GMAC Mortgage. All payments due prior to (Transfer Date) should be directed to (Selling Company Name).

GMAC Mortgage will be contacting you to acknowledge this transfer and provide you with their Mortgage Account Statement. If you have not received a statement before your next scheduled payment is due, please write your (Selling Company Name) and the GMAC Mortgage account number referenced above on your check and remit your payment to the following address:

GMAC Mortgage
Attention: Payment Processing
PO Box 780
Waterloo, IA 50704-0780

This transfer will not affect your homeowners/hazard insurance. A notification is being sent to your hazard insurance carrier to send future insurance information to GMAC Mortgage.

Your optional insurance coverage is not transferable to GMAC Mortgage. For those of you who had optional insurance and are interested in obtaining replacement coverage, please contact GMAC Mortgage at the customer service number listed within this document.

If you are currently on automatic payment withdrawal, GMAC Mortgage is unable to transfer the data. For those of you interested in utilizing automatic payment withdrawal after the transfer, please contact GMAC Mortgage at the customer service number listed within this document or visit our web site at www.GMAC Mortgageortgage.com.

Customer Name

Page -2-

Date

If you are currently making your mortgage payment through government allotment or have established a third party relationship to automatically make payments on your behalf (other than automatic draft through your personal checking or savings account), please ensure you take the necessary steps to advise them of your new loan number and change the payee to GMAC Mortgage Corporation.

You should also be aware of the following information, which is set out in more detail in section 6 of the real estate settlement procedures act (RESPA) (12 U.S.C. 2605):

During the 60-day period following the effective date of the transfer of the loan servicing, a loan payment received by your old servicer before its due date may not be treated by the new loan servicer as late, and a late fee may not be imposed on you.

Section 6 of RESPA (12 U.S.C. 2605) gives you certain consumer rights. If you send a “qualified written request” to your loan servicer concerning the servicing of your loan, your servicer must provide you with a written acknowledgment within 20 business days of receipt of your request. A “qualified written request” is a written correspondence, other than notice on a payment coupon or other payment medium supplied by the servicer, which includes your name and account number, and your reasons for the request.

Not later than 60 business days after receiving your request, your servicer must make any appropriate corrections to your account, and must provide you with a written clarification regarding any dispute. During this 60-business day period, your servicer may not provide information to a consumer reporting agency concerning any overdue payment related to such period or qualified written request. However, this does not prevent the servicer from initiating foreclosure if proper grounds exist under the mortgage documents.

A business day is a day on which the offices of the business entity are open to the public for carrying on substantially all of its business functions.

Section 6 of RESPA also provides for damages and costs for individuals or classes of individuals in circumstances where servicers are shown to have violated the requirements of that section. You should seek legal advice if you believe your rights have been violated

Future inquiries regarding the Servicing of your loan should be directed to GMAC Mortgage. Their correspondence address and toll free telephone number are as follows:

GMAC Mortgage
Attention: Customer Service Department
PO Box 4622
Waterloo, IA 50704-4622

Toll Free Telephone number 1-800-766-4622

Customer Name

Page -3-

Date

Customer Service Hours
Monday - Friday 7:00 a.m. - 9:00 p.m. (CT)
Saturday 9:00 a.m. - 1:00 p.m. (CT)

It has been our pleasure to service your Mortgage Loan, and we wish you a successful relationship with GMAC Mortgage. If you have any questions regarding the transfer, please call our Customer Service Department at 1-800-XXX-XXXX ext. XXXX.

Sincerely,

SELLING COMPANY NAME

ATTACHMENT 6 - ARM PLAN CODE

Loan Types - 1st Lien	ARM Plan Code
WEEKLY 1 YEAR
1yr/1yr ARM	Plan 1125 - Assuming a 45 Day Lead time, Wkly 1 Yr T-Bill, 2% period caps
1yr/1yr ARM	Plan 1001- Assuming a 45 Day Lead time, Wkly 1 Yr T-bill, Life time caps at the first adjustment and 2% period caps thereafter
3yr/1yr ARM	Plan 1207 - Assuming a 45 Day Lead time, Wkly 1 Yr T-bill, 2% period caps
3yr/1yr ARM	Plan 1201- Assuming a 45 Day Lead time, Wkly 1 Yr T-bill, Life time caps at the first adjustment and 2% period caps thereafter
5yr/1yr ARM	Plan 1208 - Assuming a 45 Day Lead time, Wkly 1 Yr T-bill, 2% period caps
5yr/1yr ARM	Plan 1218 - Assuming a 45 Day Lead time, Wkly 1 Yr T-bill, Life time caps at the first adjustment and 2% period caps thereafter
7yr/1yr ARM	Plan 1209 - Assuming a 45 Day Lead time, Wkly 1 Yr T-bill, 2% period caps
7yr/1yr ARM	Plan 1219 - Assuming a 45 Day Lead time, Wkly 1 Yr T-bill, Life time caps at the first adjustment and 2% period caps thereafter
10yr/1yr ARM	Plan 1211 - Assuming a 45 Day Lead time, Wkly 1 Yr T-bill, 2% period caps
10yr/1yr ARM	Plan 1210 - Assuming a 45 Day Lead time, Wkly 1 Yr T-bill, Life time caps at the first adjustment and 2% period caps thereafter
1 YEAR LIBOR’S
1yr/1yr ARM	Plan 1951 - 45 Day Lead time, 1 Year Libor(WSJ), 2% period caps
1yr/1yr ARM	Plan 1952 - 45 Day Lead time, 1 Year Libor(WSJ), Life time caps at the first adjustment and 2% period caps thereafter
3yr/1yr ARM	Plan 1954 - 45 Day Lead time, 1 Year Libor(WSJ), 2% period caps
3yr/1yr ARM	Plan 1191- 45 Day Lead time, 1 Year Libor(WSJ), Life time caps at the first adjustment and 2% period caps thereafter
5yr/1yr ARM	Plan 1179- 45 Day Lead time, 1 Year Libor(WSJ), 2% period caps
5yr/1yr ARM	Plan 1189 - 45 Day Lead time, 1 Year Libor(WSJ), Life time caps at the first adjustment and 2% period caps thereafter
7yr/1yr ARM	Plan 1182- 45 Day Lead time, 1 Year Libor(WSJ), 2% period caps
7yr/1yr ARM	Plan 1192 - 45 Day Lead time, 1 Year Libor(WSJ), Life time caps at the first adjustment and 2% period caps thereafter
10yr/1yr ARM	Plan 1946- 45 Day Lead time, 1 Year Libor(WSJ), 2% period caps
10yr/1yr ARM	Plan 1956 - 45 Day Lead time, 1 Year Libor(WSJ), Life time caps at the first adjustment and 2% period caps thereafter
6 Month LIBOR’S(45 day lookback)
6mo/6mo ARM	Plan 6045 - 45 Day Lead time, 6 Month Libor(WSJ), 1% period caps
6mo/6mo ARM	Plan 6088 - 45 Day Lead time, 6 Month Libor(WSJ), 1.5% period caps
3yr/6mo ARM	Plan 6651 - 45 Day Lead time, 6 Month Libor(WSJ), 2% caps at the first adjustment and 1% period caps thereafter
5yr/6mo ARM	Plan 6051 - 45 Day Lead time, 6 Month Libor(WSJ), Life time caps at the first adjustment and 1% period caps thereafter
7yr/6mo ARM	Plan 6653 - 45 Day Lead time, 6 Month Libor(WSJ), Life time caps at the first adjustment and 1% period caps thereafter
10yr/6mo ARM	Plan 6654 - 45 Day Lead time, 6 Month Libor(WSJ), Life time caps at the first adjustment and 1% period caps thereafter
6 Month Libor’s(1st business day 1 month before)
6mo/6mo ARM	Plan 6040 - 1st business day 1 month before, 6 Month Libor(WSJ), 1.0% caps

Loan Types - 1st Lien	ARM Plan Code
6mo/6mo ARM	Plan 6041 - 1st business day 1 month before, 6 Month Libor(WSJ), 1.5% caps
6mo/6mo ARM	Plan 6042 - 1st business day 1 month before, 6 Month Libor(WSJ),2.0% caps
6mo/6mo ARM	Plan 6039 - 1st business day 1 month before, 6 Month Libor(WSJ), 3% caps
6mo/6mo ARM	Plan 6013 - 1st business day 1 month before, 6 Month Libor(WSJ), 2.0% caps at the first adjustment and 1% period caps thereafter
6mo/6mo ARM	Plan 6049 - 1st business day 1 month before, 6 Month Libor(WSJ), 3.0% caps at the first adjustment and 1% period caps thereafter
6mo/6mo ARM	Plan 6027 - 1st business day 1 month before, 6 Month Libor(WSJ), Lifetime caps at the first adjustment and 1% period caps thereafter
6mo/6mo ARM	Plan 6028 - 1st business day 1 month before, 6 Month Libor(WSJ), Lifetime caps at the first adjustment and 2% period caps thereafter
INTEREST ONLY 6 Month LIBOR’S
3yr/6mo ARM	Plan I105 - 45 Day Lead time, 6 Month Libor(WSJ), 2% caps at the first adjustment and 1% period caps thereafter
5yr/6mo ARM	Plan I106 - 45 Day Lead time, 6 Month Libor(WSJ), Lifetime caps at the first adjustment and 1% period caps thereafter
7yr/6mo ARM	Plan I107 - 45 Day Lead time, 6 Month Libor(WSJ), Lifetime caps at the first adjustment and 1% period caps thereafter
10yr/6mo ARM	Plan I108 - 45 Day Lead time, 6 Month Libor(WSJ), Lifetime caps at the first adjustment and 1% period caps thereafter
15 yr FRM	FIXED
30 yr FRM	FIXED

BALLOON PLAN CODES:

5 YR FHLMC	Plan RP02
5 YR FNMA	Plan RPO4
7 YR FHLMC	Plan RPO6
7 YR FNMA	Plan RP08

ATTACHMENT 7 - PROGRAMS
Flow Programs
050 - Jumbo A
080 - FNMA 80/20 program
100 - FNMA Flexible 100 program
105 - Full Doc
150 - Full/Alt Doc
201 - Stated Income
202 - No Ratio
203 - NINA
301 - US Cit Employed Abroad
302 - Non-Perm Res Alien
303 - Foreign National Full Doc
305 - Foreign National Stated Income
401 - Non-Warrant Condo
402 - Rural Prop
403 - Mixed Use Prop
501 - 90% LTV no MI
502 - Lender Paid MI
503 - C/O with no MI
504 - Super Jumbo
600 - Preferred Customer Home Equity Loan
601 - Preferred Customer Home Equity Loan S.I.
910 - Stated Income/Stated Asset
997 - GMAC Select/Super Select
998 - Stated Assets/Income Verified

ATTACHMENT 8

HAZARD CLAIM INFORMATION

DATE ________ LOAN NUMBER ______________ DOL __________ DMG TYPE ________

INVESTOR _____ INVESTOR# _____ NEAR/TOTAL ___ REPORTED TO INVESTOR ____

MORTGAGOR ________________________________________________________________
LAST NAME FIRST NAME

CO-MORTGAGOR _____________________________________________________________
LAST NAME FIRST NAME

PROPERTY ADDRESS ______________________________________________________

________________________________________________________________________
CITY STATE ZIPCODE

TELEPHONE #’S  HOME ____________________ MR WORK ___________________

OTHER ___________________ MRS WORK ___________________

******************************************************************************

SELLING COMPANY CONTACT NAME AND TELEPHONE # _______________________

CONTRACTOR _______________________________________________________________

ADDRESS ____________________________________________________________________

TELEPHONE # ________________________________________________________________

PUBLIC ADJUSTER ___________________________________________________________

ADDRESS ____________________________________________________________________

TELEPHONE # ________________________________________________________________

*****************************************************************************

CHECK AMOUNT _______________ INS CO ______________ DEPOSITED _____________

DISBURSEMENTS:

DATE __________ CK AMT ___________ CK# ____________ BALANCE ______________

PAYABLE TO _________ SENT TO ___ CONTR ___ TH ___ OTHER ___ REG ___ FED EX

DATE ___________ CK AMT __________ CK# ____________ BALANCE ______________

PAYABLE TO _________ SENT TO ___ CONTR ___ TH ___ OTHER ___ REG ___ FED EX

DATE ___________ CK AMT __________ CK# _____________ BALANCE ______________

PAYABLE TO _________ SENT TO ___ CONTR ___ TH ___ OTHER ___ REG ___ FED EX

DATE __________ CK AMT ___________ CK# ____________ BALANCE ______________

PAYABLE TO _________ SENT TO ___ CONTR ___ TH ___ OTHER ___ REG ___ FED EX

INSPECTIONS: ______% COMPLETE AS OF _____ ____% COMPLETE AS OF ____

______% COMPLETE AS OF _____ ___% COMPLETE AS OF _____
******************************************************************************
COMMENTS __________________________________________________________________

EXHIBIT I

FORM OF REQUEST FOR RELEASE

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To: [Address]

Re:
Custodial Agreement, dated as of [_________], among Deutsche Bank National Trust Company, as Custodian, Greenwich Capital Acceptance, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator.

In connection with the administration of the Mortgage Loans held by you as the Custodian, we request the release, and acknowledge receipt, of the (Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor=s Name Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

C 1. Mortgage Loan Paid in Full. (The Subservicer of such Mortgage Loan hereby certifies that all amounts received in connection therewith have been credited to the account of the Company.)

C 2. Mortgage Loan Liquidated By _______________________ (The Subservicer of such Mortgage Loan hereby certifies that substantially all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Company.)

C 3. Mortgage Loan in Foreclosure

C 4. Other (explain)

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

I-1

GMAC MORTGAGE CORPORATION
as Subservicer

By:____________________________________
Name:
Title:

Date:___________________________________

Acknowledgment of Documents returned to the Custodian:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Custodian

By:____________________________________
Name:
Title:

Date:___________________________________

Acknowledged and Agreed

MORTGAGEIT, INC.
as Company

By:____________________________________
Name:
Title:

Date:___________________________________

I-2

EXHIBIT J

FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

To:

MortgageIT, Inc.
33 Maiden Lane
New York, New York 10038
Attention: Chief Credit Officer
Telecopier No.: (212) 363-4647

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21405

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Reference is made to that certain subservicing agreement, dated as of February 1, 2006 (the “Agreement”), by and between MortgageIT, Inc. and GMAC Mortgage Corporation, relating to the issuance of the MortgageIT Trust Mortgage Pass-Through Certificates, Series 2006-1. This certification is delivered pursuant to Section [__] of the Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

[_______], the undersigned, a duly authorized [_______] of [the Subservicer] [Name of Reg AB Subservicer/Subcontractor], does hereby certify that the assessment of compliance to be delivered by [the Subservicer] [Name of Reg AB Subservicer/Reg AB Subcontractor] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	✓
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✓
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
✓
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
✓
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
✓
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
✓
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
✓
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	✓
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
✓
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
✓
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	✓
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	✓
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	✓
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
✓
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	✓
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
✓
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
✓

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
✓
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	✓
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
✓
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
✓
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
✓
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
✓
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	✓
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF THE SUBSERVICER] [NAME OF REG AB SUBSERVICER/REG AB SUBCONTRACTOR]

Date: _________________________

By: ________________________________
Name:
Title:

EXHIBIT K

TRANSACTION PARTIES

Trustee	Deutsche Bank National Trust Company

Securities Administrator	Wells Fargo Bank, N.A.

Master Servicer	Wells Fargo Bank, N.A.

Yield Maintenance Provider	The Royal Bank of Scotland, plc.

Servicer	MortgageIT, Inc.

Subservicer	GMAC Mortgage Corporation

Originator(s)	MortgageIT, Inc.

Custodian(s)	Deutsche Bank National Trust Company

Seller	MortgageIT, Inc.

K-1

EXHIBIT L

FORM OF ANNUAL CERTIFICATION

Re:	The Subservicing Agreement dated as of February 1, 2006 (the “Agreement”), by and between MortgageIT, Inc. (the “Company”) and GMAC Mortgage Corporation, as subservicer (the “Subservicer”).

I, [identify the certifying individual], the [title] of the Subservicer, certify to the Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”) and the Company, and their officers, with the knowledge and intent that they will rely upon this certification, that:
(1) I have reviewed the servicer compliance statement of the Subservicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Subservicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Subservicer during 200[ ] that were delivered by the Subservicer to any of the Company, the Depositor and the Master Servicer pursuant to the Agreement (collectively, the “Subservicing Information”);

(2) Based on my knowledge, the Subservicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Subservicing Information;

(3) Based on my knowledge, all of the Subservicing Information required to be provided by the Subservicer under the Agreement has been provided to the Company, the Depositor and the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Subservicer as subservicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Subservicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Subservicer pursuant to the Agreement, and the Subservicing Assessment and Attestation Report required to be provided by the Subservicer and by any Reg AB Subservicer or Reg AB Subcontractor pursuant to the Agreement, have been provided to the Company, the Depositor and the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Company, the Depositor and the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

L-1

A copy of all assessments, attestations, reports and certifications required to be delivered by the Subservicer under this Agreement shall be delivered to the Master Servicer by the date(s) specified herein, and where such documents are required to be addressed to any party, such addressees shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

Date: _________________________

By: ________________________________
Name:
Title:

L-2